EXHIBIT 10.1
                          PURCHASE AGREEMENT FOR DOLLAR
                         DENOMINATED PRODUCTION PAYMENT



                                     between



                         ABRAXAS PETROLEUM CORPORATION,
                                   as Seller,


                                       and



                        SOUTHERN PRODUCER SERVICES, L.P.,
                                  as Purchaser,


                           Dated as of October 6, 1999









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                                TABLE OF CONTENTS

                                                                      Page
Section 1.        Defined Terms.........................................1
Section 2.        Agreement of Sale and Purchase.......................10
Section 3.        Representations and Warranties of the Seller.........15
Section 4.        Representations and Warranties of the Purchaser......19
Section 5.        Covenants of the Seller..............................20
Section 6.        Time and Places of Closings..........................31
Section 7.        Transactions on and After the Initial Closing Date...31
Section 8.        Inspections..........................................32
Section 9.        Obligations Absolute.................................32
Section 10.       Conditions to Obligations of Parties.................33
Section 11.       Conditions to Obligations of the Seller..............33
Section 12.       Conditions to Initial Closing........................34
Section 13.       Conditions to Subsequent Closings....................37
Section 14.       Adjustment to Dedication Percentage..................40
Section 15.       Recording............................................41
Section 16.       Amendments to Financings, etc........................41
Section 17.       Notices..............................................41
Section 18.       Expenses.............................................42
Section 19.       Survival.............................................42
Section 20.       Successors and Assigns...............................42
Section 21.       Interest on Unpaid Amounts...........................42
Section 22.       Maximum Interest.....................................43
Section 23.       Waivers and Amendments...............................44
Section 24.       Section Captions.....................................44
Section 25.       Indemnity............................................44
Section 26.       Confidentiality......................................45
Section 27.       Servicer.............................................46
Section 28.       Choice of Law........................................46
Section 29.       Forum Selection and Consent to Jurisdiction..........46
Section 30.       Waiver of Jury Trial.................................47
Section 31.       Waiver of Consumer Rights............................47
Section 32.       No Oral Agreements...................................48



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SCHEDULES AND EXHIBITS TO PURCHASE AGREEMENT

Schedule I      -   Disclosure Schedule

Exhibit A       -   Description of Subject Interests
Exhibit B       -   Form of Conveyance of Dollar-Denominated Production Payment
Exhibit C       -   Form of Indenture Release
Exhibit D       -   Insurance Requirements
Exhibit E       -   Form of Monthly Hydrocarbon Report (Purchaser/Seller)
Exhibit F       -   Form of Purchase Agreement Supplement
Exhibit G       -   Form of Conveyance Supplement
Exhibit H       -   Form of Gas Sales Agreement
Exhibit I       -   Form of Proposed Program Well Reconveyance
Exhibit J       -   List of Subsidiaries



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                          PURCHASE AGREEMENT FOR DOLLAR
                         DENOMINATED PRODUCTION PAYMENT

     THIS PURCHASE AGREEMENT FOR DOLLAR DENOMINATED PRODUCTION PAYMENT, dated as of October 6, 1999 (as the same may be amended or modified from time to time, this "Agreement"), is entered into between ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (the "Seller" or the "Working Interest Owner"), and SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership (the "Purchaser" or "Production Payment Owner").

                              W I T N E S S E T H:

     WHEREAS, the Seller owns certain oil and gas leasehold and other interests located in the States of Texas (which leasehold and other interests are more specifically described in Exhibit A hereto); and

     WHEREAS, pursuant to the Trust Indentures described below, Seller is permitted, under certain circumstances, to sell and convey various production payments or other term overriding royalty interests in order to obtain funds to reimburse it for certain costs it has paid in connection with the drilling and completing of oil and gas wells; and

     WHEREAS, in order to obtain such funds, the Seller intends to sell and convey to the Purchaser upon the terms and conditions set forth below a production payment (the "Production Payment") of certain volumes of oil and gas produced from the Subject Interests and certain rights to receive proceeds of the sale of such production if, as and when produced, and the Purchaser intends to purchase the Production Payment upon such terms and conditions, such Production Payment to be substantially in the form of the Conveyance of Dollar Denominated Production Payment annexed hereto as Exhibit B (as hereinafter defined); and

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements herein contained, it is agreed as follows:

     Section 1. Defined Terms.

     (a) As used herein, the following terms shall have the meanings set forth below (all terms defined in this Section 1 or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa).

     "Acceptable Proved Reserves" shall mean Proved Reserves located in the Subject Interests that (i) have been evaluated by the Independent Reserve Engineer and are included in the most recent Independent Engineering Report,
(ii) are determined by Purchaser, in its sole and absolute discretion, to have satisfactory title, including, without limitation, title opinions or other assurances of title satisfactory to Purchaser, (iii) are free of any Liens except for any Permitted Liens, and (iv) are covered by at least a Phase I environmental report which has been delivered

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to Purchaser and the results of such  environmental  reports are satisfactory to the Purchaser, in its sole and absolute discretion.

     "Additional Subject Interests" has the meaning given to such term in each Conveyance Supplement.

     "Agreement" is defined in the preamble.

     "Asset" is defined in Section 3.

     "Capitalized Lease Liabilities" shall mean the discounted present value of the rental obligations of the Working Interest Owner under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation at such date, determined in accordance with GAAP.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" is defined in Section 3(l).

     "Closing" shall mean the Initial Closing or any Subsequent Closing.

     "Closing Date" shall mean the Initial Closing Date or any Subsequent Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Seller, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Conveyance" shall mean the Conveyance of Dollar Denominated Production Payment made by Seller to Purchaser, substantially in the form of Exhibit B to this Agreement, as from time to time supplemented by Conveyance Supplements or otherwise amended or supplemented.

     "Conveyance Supplement" shall mean a Supplement to Conveyance of Dollar Denominated Production Payment executed by Seller and Purchaser, substantially in the form of Exhibit G to this Agreement, as from time to time supplemented by other Conveyance Supplements or otherwise amended or supplemented.

     "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

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     "Defensible Title" shall mean title which is good and which is free from reasonable doubt such that a prudent person familiar with oil and gas title matters in the Edwards Trend, with knowledge of all salient facts and circumstances and their legal significance, would be willing to accept such title.

     "Disqualified Capital Stock" shall mean that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the "notes" issued under the Trust Indentures. As used in this definition, "Capital Stock" shall mean: (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of "common stock" or "preferred stock" of such Person and including warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Drilling Costs" shall mean, with respect to any Proposed Program Well, the documented and verifiable costs to Seller of drilling and completing such Program Well, as mutually determined by Purchaser and Seller in their reasonable discretion.

     "Edwards Trend" shall mean all interests in oil, gas and other Hydrocarbons within each of the following Counties located in the State of Texas: Austin, Bee, Colorado, DeWitt, Karnes, La Salle, Lavaca, Live Oak, McMullen and Webb.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Evaluation Date" shall mean each January 1, beginning with January 1, 2000, and each July 1, beginning with July 1, 2000.

     "Existing Burdens" shall mean, for any period, the aggregate amounts payable in respect of mineral owner royalty interests and overriding royalty interests disclosed on Schedule I hereto as a result of production of Hydrocarbons from the Subject Interests.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of any date of determination; and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in any preceding period.

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     "Gas Sales Agreement" shall mean the Natural Gas Sales Agreement between
Seller and Purchaser executed and delivered pursuant to Section 5(t)(ii), in substantially the form of Exhibit H hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Hazardous Material" shall mean (i) any "hazardous substance", as defined by CERCLA; (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; (iii) any petroleum product, crude oil or any fraction thereof; or (iv) any pollutant or contaminant or hazardous, extremely hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedge Agreement" is defined in Section 5(w).

     "Hydrocarbons" shall mean collectively oil, condensate and other liquid hydrocarbons, including natural gas or liquid products extracted from gas by means other than conventional field separation, and natural gas, casinghead gas, and other gaseous hydrocarbons.

     "Impermissible Qualification" shall mean, relative to the opinion or certification of any independent public accountant as to any financial statement of the Working Interest Owner, any qualification or exception to such opinion or certification: (a) which is of a "going concern" or similar nature; (b) which relates to possible errors generated by financial reporting and related systems due to the Year 2000 Problem; (c) which relates to the limited scope of examination of matters relevant to such financial statement; or (d) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Working Interest Owner to be in default of any of its financial covenants under any credit facility, indenture or similar agreement.

     "Indebtedness" shall mean, with respect to any Person, without duplication
(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) all Contingent Liabilities of such Person in respect of any of the foregoing; (f) all obligations under Currency Agreements and Interest Swap Obligations; and (g) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness

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represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price.

     "Indemnified Parties" is defined in Section 25.

     "Indemnified Liabilities" is defined in Section 25.

     "Indenture Release" shall mean the Release executed by Senior Secured Trustee, substantially in the form of Exhibit C to this Agreement.

     "Independent Reserve Engineer" shall mean DeGolyer and MacNaughton or such other independent petroleum engineer of recognized standing selected by Seller and acceptable to Purchaser, in its sole and absolute discretion.

     "Independent Reserve Report" is defined in Section 5(g)(vii).

     "Initial Closing" is defined in Section 6.

     "Initial Closing Date" is defined in Section 6.

     "Initial Purchase Price/Installment Payment" shall mean the lesser of (a) $4,000,000 or (b) such amount for the Initial Wells as proposed by the Seller and accepted by the Purchaser, in its sole discretion, for inclusion in the Production Payment at the Initial Closing.

     "Initial Wells" shall mean each of the wells described in Exhibit A hereto.

     "Interest Swap Obligation" shall mean the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collar and similar agreements.

     "Internal Reserve Report" is defined in Section 5(f)(viii).

     "ISDA Master Agreement" shall mean the "ISDA Master Agreement" executed and delivered pursuant to Section 5(v), as amended, supplemented, restated or otherwise modified from time to time.

     "Kuester Well" shall mean any and all wells, including , without limitation, the Kuester #1H and Kuester #2H wells, included in the Kuester Gas Unit which was formed pursuant to that certain Amendment of Designation of Kuester Gas Unit, effective April 1, 1998, recorded in

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Volume 35, Page 835 of the Official Public Records of DeWitt County,  Texas, and
any successor wells or units thereto.

     "Material Adverse Effect" shall mean a material adverse effect (i) on the business, condition (financial or otherwise), operations, prospects or properties (including the Subject Interests) of the Seller and its Subsidiaries, taken as a whole, (ii) on the ability of the Seller to perform its material obligations under any Production Payment Document to which it is a party, or
(iii) on the Subject Interests, in whole or in part, or the Production Payment.

     "Oil Sales Agreement" shall mean an Oil Sales Agreement between Seller and Purchaser executed and delivered pursuant to Section 5(t)(ii), in form and substance mutually acceptable to Seller and Purchaser, as amended, supplemented, restated or otherwise modified from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi employer plan as defined in section 4001(a)(3) of ERISA), and to which Seller or any corporation, trade or business that is, along with Seller, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Liens" shall mean (1) any lien relating to taxes which are not yet due and payable; (2) defects or irregularities in title, and liens, charges or encumbrances, including, without limitation, liens under operating agreements, pooling orders and unitization agreements and mechanics' and materialmen's liens with respect to obligations incurred in the ordinary course of business which are being contested in good faith, which are not such (i) as to interfere materially with the development, operation or value of the Subject Interests and (ii) as to affect materially title thereto; (3) the liens set forth or referred to in Exhibit A to the Conveyance; (4) the liens, if any, granted by Production Payment Owner in favor of any credit supplier; (5) any lien or encumbrance created as a consequence of the execution and delivery of the Conveyance; (6) any lien created by the Senior Secured Trust Indenture; (7) any lien created by the Series C and Series D Trust Indenture; (8) any inchoate mechanics or materialmens liens; and (9) any liens consented to in writing by Production Payment Owner.

     "Possible Non-Compliance Event" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute a Non-Compliance Event.

     "Preferential Right" is defined in Section 3(h).


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     "Production Payment NPV" shall mean, with respect to the Subject Interests for any period, the sum of (i) future net cash flow, discounted at 10% per annum, attributable to total Acceptable Proved Reserves of the Subject Interests for such period minus (ii) the estimated amount of Direct Taxes payable for such period minus (iii) estimated amount of Existing Burdens payable for such period minus (iv) estimated amount of Production Expenses payable for such period, which in each instance reflect actual historical results. In connection with such calculation, pricing assumptions are net at the wellhead and are based on,
(A) for volumes of oil and gas swapped or hedged with investment grade counter parties, the hedged price, and (B) for unhedged volumes, the forward New York Mercantile Exchange contract prices for oil and gas, less the basis adjustments for geographical and quality differentials. If a dispute arises concerning the inclusion of "lease operating expenses" relating to workovers or other remedial capital expenses, the Independent Reserve Engineer will make a good faith determination if such are a predictable, prudent and ongoing expense(s) of Seller, viewed as a whole (if the Independent Reserve Engineer makes such good faith determination, then those expenses previously projected as "capital expenditures" will be included in lease operating expenses).

     "Production Payment Owner" is defined in the preamble.

     "Production Payment Period" shall mean the period from and after the Initial Closing until the Termination Time.

     "Production Unit" shall mean a tract of land containing a Program Well which is equal in size to the greater of (i) the acreage sufficient to reasonably protect such Program Well from drainage (drainage area), in Purchaser's reasonable discretion or (ii) at least 80 acres, specified in either instance as to both area and depths and which meets the following conditions:
(a) Seller owns Defensible Title to an undivided fee or leasehold interest in and to the gaseous hydrocarbons which may be produced from such tract, including, without limitation, the right to produce Hydrocarbons and market production of Hydrocarbons from any Program Well located thereon; and (b) such tract satisfies all drilling and spacing regulations of any governmental authority having jurisdiction, including, without limitation, the Railroad Commission of Texas, and is of sufficient size to afford a well thereon the maximum applicable allowable size.

     "Program Period" shall mean the period beginning on the Initial Closing Date and including the earlier to occur of (a) October 6, 2004, or (b) the date on which the Purchaser has paid $50,000,000 in aggregate Purchase
Price/Installment Payments to Seller.

     "Program Well" shall mean (a) each of the Initial Wells, (b) each well not already subject to the Conveyance that is drilled within the Program Period and is either (i) within one mile of, (ii) penetrates the same reservoir fault block of, (iii) penetrates a zone produced, or intended to be produced by, any well that has, at such time, been made subject to the Conveyance, or (iv) within the Edwards Trend, and (c) any Proposed Program Well accepted by Purchaser, in its sole and absolute discretion, during the Program Period. Notwithstanding the foregoing, in the event Purchaser does not accept a Proposed Program Well, such Proposed Program Well shall not become a Program Well.

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     "Proposed Activity" is defined in Section 2(f).

     "Proposed Program Well" shall mean any well (other than a Program Well) which Seller offers to Purchaser to become a Program Well by delivering information with respect to such well pursuant to Section 2(b), including, without limitation, any additional well drilled after the date hereof within the Subject Interests.

     "Proposed Program Well Reconveyance" shall mean the Partial Release and Reconveyance of Dollar Denominated Production Payment executed by the Purchaser pursuant to Section 2(c)(ii) of the Purchase Agreement, substantially in the form of Exhibit I to this Agreement.

     "Proved Developed Non-Producing Reserves" shall mean (1) those Proved Reserves expected to be produced from existing completion intervals in existing wells for which capacity currently is available, but due to pending pipeline connections or other mechanical or contractual requirements hydrocarbon sales have not yet commenced, and (2) other non-producing Proved Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making such Hydrocarbons available for production should be relatively small compared to the cost of a new well and for which capacity currently is available.

     "Proved Reserves" shall mean those recoverable hydrocarbons which have been proved to a high degree of certainty by reason of existing production, adequate testing, or in certain cases by adequate core data and other engineering and geologic information on zones which are present in existing wells or in known reservoirs which are recoverable under existing economic and operating conditions and for which capital currently is available for such recovery. Reserves that can be produced economically through the application of established improved recovery techniques are included in the "Proved Reserve" classification when (a) successful testing by a pilot project or the operation of any installed program in that reservoir or one in the immediate area with similar rock and fluid properties provides support for the engineering analysis on which the project or program was based, and (b) it is reasonably certain the project will proceed. Reserves to be recovered by improved recovery techniques that have yet to be established through repeated economically successful applications are included in the "Proved Reserve" category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplementing natural reservoir forces and energy, or otherwise increasing ultimate recovery from a reservoir, including (1) pressure maintenance, (2) cycling, (3) secondary recovery in its original sense and (4) the methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

     "Proved Undeveloped Reserves" shall mean those Proved Reserves which are expected to be recovered from (1) new wells on undrilled acreage, (2) the deepening of existing wells where a relatively major expenditure is required for completion, or (3) an existing well where a relatively large expenditure is required to recomplete an existing completion interval or install production

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or transportation facilities for a primary or improved recovery project.
Proved Undeveloped Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.

     "Purchase Agreement Supplement" shall mean a Supplement to Purchase Agreement executed by Seller and Purchaser, substantially in the form of Exhibit F to this Agreement.

     "Purchase Price/Installment Payment" shall mean a payment to be made by Purchaser to Seller pursuant to Section 2(a) or 2(b) hereof in consideration of the Conveyance or a Conveyance Supplement.

     "Purchaser" is defined in the preamble.

     "Release" shall mean a "release", as such term is defined in CERCLA and any other spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment.

     "Resource Conservation and Recovery Act" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

     "Seller" is defined in the preamble.

     "Senior Secured Trust Indenture" shall mean that certain Indenture dated as of March 26, 1999, made in connection with the issuance of 12 7/8% Senior Secured Notes due March 15, 2003 by Seller and the Senior Secured Trustee, as supplemented or amended from time to time, together with any other indenture governing such Senior Secured Notes or any agreements extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under the Senior Secured Notes.

     "Senior Secured Trustee" shall mean either Norwest Bank Minnesota, National Association or such other Person serving as Trustee under the Senior Secured Trust Indenture.

     "Series C and Series D Trust Indenture" shall mean that certain Indenture dated as of January 27, 1998, made in connection with the issuance of 11 1/2% Series C and Series D Senior Notes due November 1, 2004 by Seller and the Series C and Series D Trustee, as supplemented or amended from time to time, together with any other indenture governing such Series C and Series D Notes or any agreements extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under the Series C and Series D Notes.

     "Series C and Series D Trustee" shall mean either IBJ Whitehall Bank & Trust Company, successor-in-interest to IBJ Schroder Bank & Trust Company, or such other Person serving as Trustee under the Series C and Series D Trust Indenture.

     "Servicer" is defined in Section 26.

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     "Specified Rate" is defined in Section 22.

     "Steinmann Well" shall mean any and all wells, including , without limitation, the Steinmann #1H well, included in the Steinmann Gas Unit which was formed pursuant to that certain Designation of Gas Unit, effective November 1, 1998, recorded in Volume 47, Page 698 of the Official Public Records of DeWitt County, Texas, and any successor wells or units thereto.

     "Subject Interests" shall have the meaning set forth in the Conveyance.

     "Subsequent Closing" is defined in Section 6.

     "Subsequent Closing Date" is defined in Section 6.

     "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (b) any partnership of which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person is a general partner and is consolidated with such Person under GAAP, (c) any limited liability company in which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person is a member or manager with ownership interest in excess of 50% of all outstanding ownership interests, or (d) any other entity in which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person has an ownership interest in excess of 50% of all outstanding ownership interests.

     "Trust Indentures" shall mean the Senior Secured Trust Indenture and the Series C and Series D Trust Indenture.

     "Welfare Plan" shall mean a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Working Interest Owner" is defined in the preamble.

     "Year 2000 Problem" shall mean the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999.

     (b) For purposes of this Agreement, unless the context shall otherwise require, all capitalized terms which are undefined in this Agreement shall be used herein with the same meaning as assigned to such term in Annex I to the Conveyance.

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     Section 2. Agreement of Sale and Purchase. Subject to the terms and conditions of this Agreement, the Seller agrees to sell and the Purchaser agrees to buy the first component of the Production Payment for the Initial Purchase Price/Installation Payment as the purchase price therefor.

     (a) Initial Closing. On the Initial Closing Date, Seller shall deliver the Conveyance to Purchaser, making the Subject Interests described therein, including, without limitation, the Initial Wells, subject to the Production Payment, and shall satisfy all of the conditions set out in Sections 10 and 12. Thereupon Purchaser shall pay the Initial Price/Installment Payment to Seller.

     (b) Subsequent Closings -- Delivery of Information. Throughout the Program Period (but no more frequently than once per 30-day period), Seller shall present to Purchaser all logs which it has made or received with respect to any Program Well that has not previously been offered to Purchaser, including, without limitation, the Kuester Well and the Steinmann Well, together with copies of all relevant documentation and a written description of:

          (i) The interval or intervals which Seller intends to complete, together with (1) production information about offsetting wells, and (2) any relevant drilling and completion records, electric logs, mud logs, production data, geological and geophysical maps (or access thereto), along with production data on offsetting wells,

          (ii) The Production Unit on which such Program Well is located, and whether or not such Production Unit contains acreage sufficient (1) to afford such well its maximum allowable production (if any), as determined in accordance with the rules and regulations of the governmental authority having jurisdiction over such Program Well, and (2) to reasonably protect such Program Well from drainage,

          (iii) The pipeline system or systems by means of which the Subject Hydrocarbons from such Program Well will be transported, the processing facility or facilities at which the Subject Hydrocarbons from such Program Well will be processed, the present total capacity of such pipeline(s) and processing facilities, and the expectations of Seller as to how much of such transportation capacity and processing capacity will be contractually committed to Seller, Purchaser or to other Persons who may have priority rights with respect to such transportation capacity or processing capacity,

          (iv) A proposed Delivery Point for such well and the gathering system to which such Program Well will be connected, the time needed to make such connection, and whether or not such gathering system has sufficient capacity and pressure to permit the continuing delivery of all Hydrocarbons reasonably expected to be produced from such Program Well,

          (v) Appropriate documentation and information relating to the exemption of any of the Production Payment Hydrocarbons from severance tax or other production-related taxes, which is in form and substance acceptable to Purchaser, in its sole and absolute discretion,

          (vi) Receipt of an Internal Reserve Report evaluating the reserves of the Program Well prepared within thirty (30) days of the date such information is submitted to Purchaser, which report should be in form and substance, and based on assumptions, acceptable to Purchaser in its sole and absolute discretion,

          (vii) Existing marketing arrangements, if any, that effect, or could effect, the volumes and prices of Hydrocarbon production from the Program Well,

          (viii)Documentation relating to production, spacing rules, title and leasehold ownership in connection with such Program Well,

          (ix) Documentation relating to the Drilling Costs of such Program Well, and

          (x) Such other matters, including estimated direct operating expenses, gathering fees, environmental information, including, but not limited to, a Phase 1 environmental report, as Purchaser shall from time to time request be disclosed in connection with Program Wells and Production Units.

     (c) Subsequent Closings -- Additions or Reconveyance of Proposed Program Wells.

          (i) If Purchaser, in its sole and absolute discretion, agrees (X) to add a Proposed Program Well as a Program Well under the Production Payment and, if not already applicable, make such Proposed Program Well and related Production Unit subject to the Conveyance, (Y) to accept Seller's proposed Delivery Point or designate an alternative Delivery Point which is mutually agreed to by Seller, and (Z) to pay the Purchase Price/Installment Payment relating to such Proposed Program Well and the related Production Unit as an installment of purchase price for the Production Payment, then:

               (1) Seller and Purchaser shall in connection therewith execute and deliver a Purchase Agreement Supplement, which shall specify (A) the amount of the Purchase Price/Installment Payment for such Proposed Program Well which amount shall be equal to the greater of (X) the Drilling Costs associated with the Proposed Program Well on such Production Unit and (Y) such other amount as Seller and Purchaser may agree upon, (B) the portion of such Purchase Price/Installment Payment which Seller then desires to receive, and (c) any exceptions to representations and warranties, or additional representations, warranties, covenants or other matters, as Seller and Purchaser may agree upon;

               (2) Purchaser shall prepare a Conveyance Supplement which shall contain a legal description for such Production Unit and the Proposed Program Well therein contained, a Delivery Point for the field in which such Production Unit is located (if the same has not already been designated for such field), and set out Seller's net revenue interest and working interest therein and the amount (equal to the portions of any Purchase Price/Installment Payments which Seller will concurrently receive) by which the Primary Sum is to be increased by the addition of such Production Unit;

               (3) If applicable, the Purchaser shall prepare a supplement to the Gas Sales Agreement and the Oil Sales Agreement, if production from new fields is to be sold thereunder, which shall contain a delivery point and a sales price for production from such field; and

               (4) On such Subsequent Closing Date, Seller will execute and deliver such Conveyance Supplement to Purchaser and satisfy all other conditions in Sections 10 and 13, Purchaser shall execute and deliver such Conveyance Supplement to Seller, and Purchaser shall pay such portion of such Purchase Price/Installment Payment to Seller.

          (ii) If Purchaser, in its sole and absolute discretion, does not agree to add a Proposed Program Well as a Program Well under the Production Payment after receiving all of the information required to be delivered in connection with Section 2(b) hereof, then Purchaser agrees to promptly deliver to Seller, at Seller's cost and expense, a properly executed Proposed Program Well Reconveyance and other necessary release documents reasonably requested by Seller, all in form and substance acceptable to Seller, in its reasonable discretion.

          (iii) All revenues attributable to any Proposed Program Well which has not yet been added as a Program Well pursuant to Section 2(c) of the Purchase Agreement shall not be attributable to the Production Payment and shall be payable to Seller.

     (d) Subsequent Closings -- Payment of Purchase Price/Installation Payments.

          (i) Seller will not at any time request payment of a Purchase Price/Installment Payment (or any portion thereof) for any Program Well in an amount that exceeds the amount of the Purchase Price/Installment Payment agreed to by the Purchaser and the Seller pursuant to the terms of Section 2(c)(i)(1). As provided in Section 2(c)(i) above, the aggregate amount of all such portions of Purchase Price/Installment Payments properly requested by Seller shall be set out in Conveyance Supplements as additions to the unliquidated balance of the Primary Sum. If in any calendar month (1) Seller properly requests disbursements of portions of Purchase Price/Installment Payments, but (2) Seller and Purchaser are not otherwise executing a Conveyance Supplement under the preceding Section 2(c)(i) above, then, if Seller so requests, Seller and Purchaser will nonetheless execute a Conveyance Supplement to increase the unliquidated balance of the Primary Sum by the amount of such portions of Purchase Price/Installment Payments so requested by Seller.

          (ii) Purchaser will make each disbursement of Purchase
     Price/Installment Payments to Seller by wire transfer of immediately available funds to such banks and bank accounts as Seller shall specify.

          (iii) Under no circumstances shall the aggregate amount of the Initial Purchase Price/Installment Payment paid pursuant to Section 2(a) and of any other Purchase Price/Installment Payments paid pursuant to Section 2(c) exceed $50,000,000.

          (iv) Under no circumstances shall Purchaser be liable to Seller or any third party for the payment of any drilling and completion costs. It is the agreement of the parties hereto that Purchaser shall purchase the Production Payment by making Purchase Price/Installment Payments in amounts which are determined, among other things, by reference to Drilling Costs.

     (e) Payments to Purchaser. Seller will pay any amounts owing to Purchaser under the Production Payment Documents by wire transfer of immediately available funds to such banks and accounts as Purchaser shall from time to time specify in writing at least five (5) Business Days prior to the effective date for any such change of accounts. Seller will pay to Purchaser all Reimbursable Expenses as they are billed. Seller has deposited $25,000 with Purchaser, to be applied to Reimbursable Expenses, and these funds will be applied toward the Reimbursable Expenses before Seller is asked to make any additional payments of Reimbursable Expenses. To the extent that any such deposited funds are not needed to pay Reimbursable Expenses (or other amounts which may be agreed to by Seller), Purchaser will disburse such remaining amount to Seller, but Seller will thereafter remain liable to pay all Reimbursable Expenses. To the extent that such deposited funds are insufficient to pay all Reimbursable Expenses, Seller will thereafter make additional deposits with Purchaser in increments of $15,000 which will be used to pay all additional Reimbursable Expenses as billed.

     (f) Right of First Refusal. This Section shall be in full force and effect until the full and final satisfaction in cash of all obligations under the Production Payment Documents. In the event that Seller intends to produce Hydrocarbons from any property owned by the Seller within the Edwards Trend, including, without limitation, the Subject Interests, (a "Proposed Activity") and prior to Seller approaching any other Person with respect to such Proposed Activity, Seller first shall provide Purchaser with notice of its intent to produce Hydrocarbons in connection with such Proposed Activity, together with the information described in clauses (i) through (x) of Section 2(b) above, as well as any other information which Purchaser may reasonably request in order for Purchaser to adequately evaluate whether Purchaser would be willing to purchase a Production Payment in connection with such Proposed Activity. Purchaser's option to purchase a Production Payment in connection with such Proposed Activity shall be subject to the terms and conditions of Section 2(d) above. Purchaser shall then have a period of no less than thirty (30) days after the delivery of such notice and all such information in order to determine whether Purchaser shall purchase a Production Payment in connection with such Proposed Activity. At the end of such period, Purchaser shall inform Seller whether it will purchase a Production Payment in connection with such Proposed Activity. Purchaser shall have no obligation to purchase a Production Payment in connection with such Proposed Activity and may choose to purchase (or not to purchase) a Production Payment in connection with any such Proposed Activity without limiting its rights with respect to any future Proposed Activity. If, and only if, Purchaser declines to purchase a Production Payment in connection with such Proposed Activity,Seller shall be permitted to approach other Persons with respect to the production of Hydrocarbons in connection with such Proposed Activity, provided that the proposal concerning such Proposed Activity offered to such other Persons be on terms substantially similar to those offered to Purchaser. In the event that any Person agrees to finance any portion of such Proposed Activity, then Purchaser shall have the preferential right and option to match such Person's offer with respect to the Proposed Activity under the same terms and conditions proposed by such other Person. Within ten (10) Business Days of Purchaser's receipt of such Person's offer with respect to the Proposed Activity, the terms and conditions proposed by such Person and all material information relating to such offer and proposal, Purchaser must advise Seller whether Purchaser wishes to match such Person's offer with respect to the Proposed Activity. Seller covenants and acknowledges that the granting of this right of first refusal was a material condition and consideration for the payment of the Initial Purchase Price/Installment Price and that Purchaser would not have made such payment except for the granting of this right of first refusal with respect to the Proposed Activity. In the event that (i) Purchaser declines to finance such Proposed Activity and (ii) another Person is willing to finance such Proposed Activity on terms substantially similar to those offered to Purchaser, then Seller shall be free to proceed with such Proposed Activity, provided that the financing of such Proposed Activity does not result in a Material Negative Reservoir Event. The terms of this Section 2(f) shall be deemed to be a covenant of the Seller and not a covenant running with the land and the Subject Interests.

     Section 3. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in each state in which a property described in the Conveyance is located and in each other state where failure to be so qualified or in good standing would have a Material Adverse Effect. The Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Code (i.e., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust of foreign estate, as those terms are defined in the Code and any regulations promulgated thereunder).

          (b) The Seller has the corporate power and authority to enter into and perform this Agreement, the Conveyance and the other Production Payment Documents and the consummation of the transactions contemplated by this Agreement, the Conveyance, and the other Production Payment Documents are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental and other approvals, exemptions, authorizations, licenses and permits (if any shall be required), and do not and will not contravene or conflict with any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Seller or the articles of incorporation or bylaws of the Seller, and do not and will not result in the breach or termination of any provision of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Seller is a party or by which the

     Seller or the Seller's properties may be bound, including, without limitation, any confidentiality agreement or restrictions on disclosure of information.

          (c) This Agreement, the Conveyance and the other Production Payment Documents have been duly executed and delivered and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their terms, except as enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (d) No authorization, consent or approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Seller of this Agreement, the Conveyance or the other Production Payment Documents.

          (e) The Seller has not received any notice of default and is not in default under and has not breached (i) any order, writ, injunction or decree of any court or of any commission or other administrative agency applicable to Seller or the Subject Interests, or (ii) any agreement or obligation to which the Seller is a party or by which the Seller is bound, or to which the Seller may be subject, affecting the Subject Interests or any portion thereof.

          (f) Except as disclosed in Schedule I hereto, there are no actions, suits or proceedings by or before any court, arbitrator or any governmental commission, board, bureau or other administrative agency pending, or to the knowledge of the Seller threatened, against the Seller or any of the Subject Interests.

          (g) The descriptions attached to the Conveyance as Exhibit A completely and correctly describe the Subject Interests, the representations and warranties of the Seller in Section 11 of the Conveyance are true and correct in all respects, and the Seller's ownership of the Subject Interests entitles the Seller to a share of all Hydrocarbons produced from or attributable to the Oil and gas leases located on or under any of the lands described in Exhibit A to the Conveyance, and of the proceeds of such production, after giving effect to and/or deducting all applicable royalties, overriding royalties and other burdens or payments out of production (except the Production Payment) which is not less than the respective net revenue interests identified on Exhibit A to the Conveyance and obligates the Seller to pay a share of all costs of operation and development of such Oil and gas leases which is not greater than the respective operating rights or leasehold interests identified on Exhibit A to the Conveyance. The Seller has Defensible Title to the Subject Interests free and clear of any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for Permitted Liens. Upon (I) the execution and delivery of the Production Payment Documents and
     (ii) the delivery and filing of the Indenture Release, the Purchaser will have Defensible Title to the Production Payment free and clear of any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for Permitted Liens.

     Each lease and other interest in the Subject Interests and the Production Payment is valid and in full force and effect, all taxes, rentals, royalties and other amounts in respect thereof have been paid and no default has occurred in respect of any such lease or interest.

          (h) There are no sale or use contracts or agreements, preferential purchase rights ("Preferential Right"), calls, rights of first refusal or other similar rights or agreements of any nature whatsoever in effect relating to any of the Subject Interests or the properties burdened by the Production Payment.

          (i) None of the Subject Interests is subject to a gas balancing, take-or-pay/make-up or other arrangement under which one or more third parties may take a portion of the Subject Interest Hydrocarbons without payment (or without full payment) therefor, in cash or immediately available funds, as a result of Hydrocarbons having been taken from, or as a result of other actions or inactions with respect to, the Subject Interests or other properties which would have a Material Adverse Effect.

          (j) Except as disclosed in Schedule I hereto, the Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement.

          (k) The Seller has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of the Seller's businesses or any of the Seller's properties, including, but not limited to, the Subject Interests, except where the failure to comply would not result in a Material Adverse Effect. The Seller has not received any notice to the effect that the Seller, the Seller's operations or the Seller's properties, including, but not limited to, the Subject Interests, are not in material compliance with any of the requirements of applicable Environmental Laws, or are the subject of any federal or state investigations evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material, whether from the Seller's properties, including, but not limited to, the Subject Interests, or elsewhere.

          (l) Except as disclosed in writing to the Purchaser prior to the date hereof, (i) all of the Subject Interests (including underlying groundwater) have been, and continue to be, owned, leased or operated by the Seller in compliance with all Environmental Laws; (ii) there have been no past, and there are not pending or, to the best knowledge of Seller, threatened (x) claims, complaints, notices or inquiries to, or requests for information received by, or known to the Seller with respect to any alleged violation of any Environmental Law or (y) claims, complaints, notices or inquiries to, or requests for information received by, or known to the Seller for potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any of the Subject
     Interests (including underlying groundwater); (iii) there has been no Release of Hazardous Materials at, on or under any of the Subject Interests; (iv) the Seller has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for the Seller's business and the operation of each of the Subject Interests; (v) none of the Subject Interests or any portion of any thereof are listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or on any other federal or state list of sites requiring investigation or clean-up; (vi) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any of the Subject Interests; (vii) the Seller has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of any federal, state or local enforcement action or other investigation which may lead to material claims against the Seller or any portion of any of the Subject Interests for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;
     (viii) there are no polychlorinated biphenyls, radioactive materials (except those occurring naturally) or friable asbestos present at any of the Subject Interests; and (ix) no condition exists at, on, under or in respect of any of the Subject Interests or any portion of any thereof which, with the passage of time, or the giving of notice or both, could reasonably be expected to give rise to liability under any Environmental Law.

          (m) [Intentionally omitted].

          (n) All material factual information heretofore or contemporaneously furnished by or on behalf of the Seller to the Purchaser from time to time for purposes of or in connection with this Agreement or the other Production Payment Documents or any transaction contemplated hereby or thereby, including, but not limited to, any Internal Reserve Report but excluding all financial statements and any Independent Reserve Report, is, and all other such factual information hereafter furnished by or on behalf of the Seller to the Purchaser will be, true, correct and accurate on the date as of which such information is dated or certified, compiled in accordance with GAAP, if applicable, and does not contain any material misstatement of fact or omit to state a fact necessary to make the statement contained therein not misleading, and all estimated material so furnished was prepared on the basis of assumptions, data, information, tests or conditions believed to be valid or accurate or to exist at the time such material was prepared and so furnished. The financial statements furnished to Purchaser by Seller have been prepared in accordance with GAAP and fairly reflect the results of operations and financial condition of Seller and its Subsidiaries and the Subject Interests. Seller has provided no materially false or misleading information to and has not withheld any information from the Independent Reserve Engineer with respect to the preparation of the Independent Reserve Report. Unless Seller otherwise promptly notifies the Purchaser in writing, Seller is not aware of any facts or circumstances that should reasonably cause the Seller to conclude that any of the information that was supplied to the Independent Reserve Engineer in connection with the preparation of the Independent Reserve Report is not correct as of the date hereof except for the production of oil, gas and other hydrocarbons in the ordinary course of business and changes in oil and gas prices generally in the United States.

          (o) Seller and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books.

          (p) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of payment of the Initial Purchase Price/Installment Payment, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Seller or any member of the Controlled Group of any material liability, fine or penalty. Except as previously disclosed in writing to Purchaser, neither Seller nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in
     Part 6 of Title I of ERISA.

          (q) Since the date of the financial statements described in clause (n) above, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of either Seller or Seller and its Subsidiaries, taken as a whole, except changes in oil and gas prices generally in the United States and production from the Subject Interests in the ordinary course of business.

          (r) Except for the Subsidiaries listed on Exhibit J, Seller has no Subsidiaries.

          (s) Except (i) as previously disclosed in writing to Purchaser, and
     (ii) for any contracts or arrangements expressly mentioned in any Purchase Agreement Supplement, no Subject Interest is dedicated or otherwise subject to any contract or other arrangement for the sale, processing or transportation of Hydrocarbons produced therefrom (or otherwise related to the marketing of such Hydrocarbons) which would bind Purchaser as owner of the Production Payment Hydrocarbons or would otherwise restrict the rights of Purchaser under the Conveyance to take possession of and market Production Payment Hydrocarbons. Neither Seller, nor any of its predecessors in title, has received prepayments (including payments for gas not taken pursuant to "take or pay" or other similar arrangements) for any Hydrocarbons produced or to be produced from the Subject Interests. There is no Subject Interest with respect to which Seller, or its predecessors in title, has, prior to the date hereof, taken more ("overproduction"), or less ("underproduction"), Hydrocarbons than its (or its predecessor's in title's) ownership interest in such Subject Interest would entitle it to take, which overproduction or underproduction has not been recouped as of the date hereof. No Subject Interest is subject to any production balancing arrangement under which one or more third Persons may take a portion of the production attributable to such Subject Interest without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties. No Subject Interest is subject on the date hereof to any regulatory refund obligation and, to the best of Grantor's knowledge, no facts exist which might cause the same to be imposed.

     Section 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

          (a) The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power to carry on its business as it is now being conducted and is duly qualified to do business and in good standing in all states where such qualification is necessary and where failure to be so qualified or in good standing would have a material adverse effect on its business or financial condition.

          (b) The consummation of the transactions contemplated by this Agreement and the other Production Payment Documents are within the Purchaser's limited partnership powers, have been duly authorized by all necessary limited partnership action, and do not and will not contravene or conflict with any provision of the limited partnership agreement of the Purchaser, and do not and will not result in the breach or termination of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Purchaser is a party or by which it or its properties may be bound.

          (c) The Purchaser has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which could result in a lien on any of the Subject Interests.

          (d) Purchaser is acquiring the Production Payment for its own account and not with any intention to transfer all or any part of the Production Payment to others in violation of the Securities Act of 1933, as amended, or any other applicable securities laws.

          (e)  Purchaser  is a "United  States  person",  within the  meaning of
     Section 7701 of the Code as amended.

     Section 5. Covenants of the Seller.

          (a) To induce Purchaser to enter into this Agreement and to pay the Purchase Price/Installment Payments, Seller covenants and agrees that until the full and final payment of all payments due under the Production Payment Documents and the termination of this Agreement and the Production Payment, unless Purchaser has previously agreed otherwise:

               (i) Seller will perform all of its covenants and duties under the Production Payment Documents, all as fully as if they were set out in full herein;

               (ii) In addition to any reports and information specifically required by the terms of this Agreement or the Conveyance, Seller agrees to furnish to Purchaser full information, at all reasonable times, which Purchaser may request concerning any covenant, provision or condition of the Production Payment Documents or any matter or records in connection with such documents or with the operation of, reserve engineering for, production from, or accounting for the Subject Interests. Subject to any restrictions on Seller's right to do so under applicable operating agreements or similar contracts, Seller will permit representatives designated by Purchaser, including independent accountants, agents, attorneys, and other Persons, to visit and inspect the Subject Interests and Seller's books and records pertaining to the Subject Interests (and to make copies and photocopies from such records and to write down and record such information as such representatives may request, provided that no copies may be made of geological or seismic data), and Seller shall permit Purchaser and its designated representatives reasonably to investigate and verify the accuracy of information furnished to Purchaser hereunder or in connection herewith and to discuss all such matters with its officers, employees and representatives;

               (iii) If any Person ever challenges or attacks (1) the validity or priority of any Production Payment Document or of any rights, titles, or interests created or evidenced thereby or (2) the title of Seller to any Subject Interest or of Purchaser to any part of the Production Payment, then upon learning thereof Seller will give prompt written notice thereof to Purchaser and at Seller's own cost and expense will diligently endeavor to defeat such challenge or attack and to cure any defect that may be developed or claimed, and Seller will take all necessary and proper steps for the defense of any legal proceedings with respect thereto, including the employment of counsel (at reasonable fees) to represent Seller, the prosecution or defense of litigation, and the release or discharge of all adverse claims. Purchaser (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its sole judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of the Production Payment, and Production Payment Documents and the rights, titles, and interests created or evidenced thereby, including, without limitation, the employment of independent counsel to represent Purchaser, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Production Payment, the purchase of any tax title and the removal of prior liens or security interests. All expenditures of every kind and character made by Purchaser in connection with this Section shall be Reimbursable Expenses (which obligations Seller hereby expressly promises to pay on demand) owing by Seller to Purchaser and shall bear interest from the date demanded until paid at the Agreed Rate;

               (iv) Seller will, on reasonable request of Purchaser, (1) promptly correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of any Production Payment Document, (2) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of the Production Payment Documents and to more fully identify and make subject to the Conveyance any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Subject Interests, and (3) execute, acknowledge, deliver, and file or record any document or instrument reasonably requested by Purchaser to protect its rights, title and interests under the Production Payment Documents against the rights or interests of third Persons; and Seller shall pay all reasonable costs connected with any of the foregoing;

               (v) Without limitation of Purchaser's remedies for breach of the representations or warranties contained in Section 3(h), if a third Person properly exercises a Preferential Right after the date hereof, Purchaser will, in its sole and absolute discretion, either (i) join in any required conveyance of the affected Subject Interest to such third Person, or (ii) make a conveyance of the Production Payment insofar as it covers the affected Subject Interest to Seller in order that Seller may make the necessary conveyance to such third Person. Upon making a conveyance in accordance with (i) or (ii), above, Purchaser shall (without limitation of its remedies for breach of the representations or warranties contained in Section 3(h) hereof) be entitled to receive (and shall thereafter apply in the same manner as Production Payment Proceeds) - either from the exercising third party, assuming that Purchaser exercised option (i), or from Seller, assuming that Purchaser exercised option (ii) - the entire amount of consideration attributable to Purchaser's interest in the particular Subject Interest covered by such Preferential Right. In addition, in the event that any third Person or Persons collectively exercise Preferential Rights relating to portions of the Subject Interest with an aggregate value (based on the then current calculation of the Production Payment NPV) of more than twenty percent (20%) of the then current Production Payment NPV, Seller shall, if requested to do so by Purchaser, repurchase the entire Production Payment from Purchaser for a price equal to the then unliquidated balance of the Primary Sum as determined after the application of all Production Payment Proceeds on such date or the next occurring Application Date. Purchaser shall not incur any liabilities with respect to any reconveyance of properties that may be required in accordance with this subsection or otherwise with respect to any exercise of a Preferential Right, and Seller shall indemnify and hold harmless Purchaser from any liabilities (including reasonable attorneys' fees) with respect thereto;

               (vi) Seller will not cause or permit the Subject Interests or any other interests of the Seller within the Edwards Trend to be in material violation of any Environmental Laws pertaining thereto or do anything or permit anything to be done which will subject the Subject Interests or any other interests of the Seller within the Edwards Trend to any material remedial obligations under any Environmental Laws pertaining thereto, and Seller will promptly notify Purchaser in writing of any existing, pending or, to the best knowledge of Seller, threatened investigation or inquiry by any private party or governmental authority in connection with any Environmental Laws. Seller will take all steps necessary to determine that no Hazardous Materials are disposed of or otherwise released or being released on or to the Subject Interests or any other interests of the Seller within the Edwards Trend in violation of any Environmental Laws. Seller will not cause or permit the disposal or other release of any Hazardous Materials on or to the Subject Interests or any other interests of the Seller within the Edwards Trend in violation of any Environmental Law and covenants and agrees to remove or remediate any Hazardous Materials on the Subject Interests or any other interests of the Seller within the Edwards Trend;

               (vii) Seller will ensure that no "Event of Default" (as defined in each Trust Indenture) occurs under any of the Trust Indentures. Seller will use all of the Purchase Price/Installment Payments in compliance with each of the Trust Indentures;

               (viii)Seller will provide to Purchaser any assurances of title which Purchaser may from time to time reasonably request concerning the Production Payment, including, without limitation, the recording and filing of the Conveyance and the Conveyance Supplements and the updating of any specified title opinions through such recording (it being understood that no title deficiencies learned of by Purchaser shall in any way be deemed to qualify any of Seller's warranties of title or indemnities with respect to title in any of the Production Payment Documents);

               (ix) Seller will at all times be a corporation validly existing and in good standing under the laws of its state of incorporation and duly qualified to do business and in good standing in the State of Texas;

               (x) Seller will at all times obtain and possess (or cause to be obtained and possessed) all consents, authorizations and waivers necessary under any contract, indenture, instrument or agreement binding on or affecting the Subject Interests or under any material provision of law, rule, regulation, order, writ, judgment, decree, determination or award binding on or affecting the Subject Interests, in order to permit the performance by Seller of the Production Payment Documents;

               (xi) Seller will maintain Defensible Title to the Subject Interests and the Retained Interests, and will not, without the prior written consent of the Purchaser, in its sole and absolute discretion, create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest (A) with respect to any of the Subject Interests except for Permitted Liens and liens in favor of the Purchaser or (B) with respect to any of the Retained Interests except for Permitted Liens;

               (xii) Seller will not, without the prior written consent of the Purchaser and except for the sale of the Production Payment and the Residual Hydrocarbons to the Purchaser (or an affiliate of the Purchaser), enter into any agreement selling, transferring or encumbering the Subject Interests except for Permitted Liens;

               (xiii)Seller will cause the Subject Interests to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons in a good and workmanlike manner, as would a prudent operator, all in accordance with generally accepted practices, applicable operating agreements, and all applicable federal, state and local laws, rules and regulations (including, without limitation, all Environmental Laws), excepting those being contested in good faith;

               (xiv) Seller will give prompt notice to the Purchaser of any default, including, without limitation, any notice of any default received by the Seller on or subsequent to the date of this Agreement, under any instrument or agreement relating to the Subject Interests to which the Seller is a party or by which the Seller is bound;

               (xv) Seller will furnish the Purchaser promptly with such reports and engineering studies on the Subject Interests with respect to Hydrocarbon reserves, projections of the rate of production and net operating income, gross proceeds and prices received by the Seller from the sale of Hydrocarbons and incremental drilling, acquisition activity and other operations, as the Purchaser may reasonably request; and

               (xvi) Seller will furnish to Purchaser, promptly upon receipt and in any event not later than three (3) days following such receipt, any information concerning any actions, suits or proceedings by or before any court, arbitrator or any governmental commission, board, bureau or other administrative agency pending or to the knowledge of Seller threatened, against Seller, any of its Subsidiaries or any of the Subject Interests, including, without limitation, any foreclosure proceedings.

          (b) Undertaking. The Seller hereby unconditionally and irrevocably undertakes promptly and diligently to perform and observe all of the terms, covenants and conditions to be performed or observed by the Seller under the Conveyance.

          (c)   Taking in Kind; Marketing; Risk Management.

               (i) The Production Payment Hydrocarbons shall be delivered to the Purchaser in kind or to the credit of the Purchaser, free of cost, at the Delivery Points in accordance with the Conveyance. The Seller agrees to so deliver Production Payment Hydrocarbons prior to delivery of other Subject Hydrocarbons and the first Subject Hydrocarbons so delivered in any month shall be deemed to be Production Payment Hydrocarbons until all Production Payment Hydrocarbons in respect to such month shall have been delivered.

               (ii) The Purchaser shall have the right, but not the obligation, to market the following volumes of Hydrocarbons associated with the Subject Interests:

                       (A) Subject to any existing sales or processing agreements which cannot be amended or terminated (i) as previously disclosed in writing to Purchaser, and
                            (ii) for any contracts or arrangements expressly mentioned in any Purchase Agreement Supplement, all of Seller's Residual Hydrocarbons, whether or not currently marketed by Seller to other Persons. Seller, to the extent it has the right to do so, shall assign any existing purchase and sale agreements relating to the Residual Hydrocarbons to Purchaser; and

                       (B) To the extent it has the right to do so and subject to the terms of a mutually acceptable marketing agreement between Purchaser and Seller setting out Purchaser's compensation for its marketing services, all other volumes of Seller's Hydrocarbons produced from any properties owned or operated by Seller within the Edwards Trend.

          For purposes of this Section 5(c), such volumes described in clauses
          (a) and (b) are herein collectively referred to as "Marketed Volumes". Purchaser's right to the "Marketed Volumes" shall terminate on the later of (i) three years from the date hereof or (ii) the Production Payment Period.

               (iii) The Seller shall market and sell on behalf of the Purchaser all Production Payment Hydrocarbons and Residual Hydrocarbons (other than Hydrocarbons delivered in kind to the Purchaser in accordance with the Conveyance) which the Purchaser or Purchaser's Affiliate is unable or refuses to receive.

               (iv) Purchaser shall have the right, but not the obligation, to be the sole provider of commodity price risk management products to Seller as it relates to the Subject Hydrocarbons, the Subject Interests, the Program Wells, the Production Units and the Marketed Volumes.

          (d) Gathering and Transportation and Other Services. The Seller at its sole cost and expense shall gather or cause to be gathered all Production Payment Hydrocarbons, Residual Hydrocarbons and any Marketed Volumes marketed by Purchaser at the wellheads where produced and shall transport and deliver the same to the Delivery Points, without any charge or deduction to the Purchaser for any costs attributable to preparing the Hydrocarbons for delivery, and delivering same to the Delivery Points.

          (e) Material Negative Reservoir Event. The Seller shall notify the Purchaser immediately of any Material Negative Reservoir Event.

          (f) Scheduling, etc.

               (i) Not less than fifteen (15) days prior to the first day of each month, the Seller will notify the Purchaser or, if applicable, the Servicer (as defined in Section 26 hereof), of the daily quantities of Production Payment Hydrocarbons, Residual Hydrocarbons and other Marketed Volumes which the Seller expects to be available for delivery in kind to the Purchaser at each Delivery Point during such month; provided that the delivery of such notice shall in no way relieve the Seller of its obligations to deliver Production Payment Hydrocarbons under the Production Payment Documents. The Seller will use its best efforts to cause Gas to be delivered at uniform daily rates through each month at each Delivery Point at the rates scheduled pursuant to the preceding sentence.

               (ii) The Seller shall immediately notify the Purchaser or, if applicable, the Servicer, of any change (in excess of tolerances permitted by the First Transporter) in the rate of delivery of Hydrocarbons at the Delivery Points. Variations in deliveries from those scheduled which do not exceed the tolerances permitted by the First Transporter without incurrence of a penalty or charge shall be permitted hereunder and under the Conveyance, but subject to the terms of the Conveyance. The Seller, the Purchaser, and the Servicer shall cooperate to ensure that nominations are timely made to transporting pipelines and that such nominations reflect the actual expected deliveries and receipts. The Seller and the Servicer on behalf of the Purchaser shall use reasonable efforts to give each other 24 hours notice of any adjustments to be made in quantities delivered or received.

               (iii) The Seller is liable to the Purchaser for any charges, penalties, costs or expenses incurred or payable to any transporting pipeline, processing facility, or any other party, as a result of the Seller's failure to notify the Purchaser sufficiently in advance of the First Transporter's nomination deadline of any increase or decrease in quantities of Hydrocarbons to be delivered at each Delivery Point on any day, and shall hold the Purchaser harmless from and against such charges, penalties, costs or expenses. The Seller and the Purchaser shall promptly notify the other of any notice received from any transporting pipeline, or other party, that indicates an imbalance in deliveries exists or is occurring that may give rise to any such charges, penalties, costs or expenses.

               (iv) The Seller shall deliver, or cause to be delivered, the Production Payment Hydrocarbons, the Residual Hydrocarbons and any other Marketed Volumes which Purchaser elects to market consisting of Gas at a pressure sufficient to deliver the same into the First Transporter's pipeline at each Delivery Point against the operating pressure of First Transporter's pipeline from time to time.

               (v) The Seller shall deliver, or cause to be delivered, all other Production Payment Hydrocarbons, Residual Hydrocarbons and any other Marketed Volumes which Purchaser elects to market at each Delivery Point.

          (g) Reports. The Seller shall furnish or cause to be furnished to the Purchaser, at the Seller's expense, copies of the following information and agrees that the Purchaser can furnish copies of such information and any other information the Purchaser obtains under or pursuant to or in connection with this Agreement, any other Production Payment Document, or the Subject Interests, to the Servicer and to any purchaser of Subject Hydrocarbons from the Purchaser:

               (i) As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Seller and within ninety (90) days after the end of each Fiscal Year of the Seller, consolidated financial statements of the Seller and its Subsidiaries as of the end of and for such period, including a balance sheet and consolidated statements of earnings and cash flow for such period and for the period commencing at the end of the previous Fiscal Year and ending with the end of such period, all prepared in accordance with GAAP, certified by the chief financial officer of the Seller, and, in the case of the annual financial statements, certified (without any Impermissible Qualification) in a manner acceptable to Purchaser by Ernst & Young LLP or such other independent certified public accountants of nationally recognized standing acceptable to Purchaser (the "Independent Accountant"), together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual financial statements by such Independent Accountant, they have not become aware of any Possible Non-Compliance Event or Non-Compliance Event that has occurred and is continuing, or, if they have become aware of such Possible Non-Compliance Event or Non-Compliance Event, describing such Possible Non-Compliance Event or Non-Compliance Event and the steps, if any, being taken to cure it. For so long as Seller files Forms 10-Q and 10-K with the Securities and Exchange Commission ("SEC"), Seller may satisfy the reporting requirements in this subsection 5(g)(i) by sending a copy of each such Form 10-Q and 10-K to Purchaser within 15 days after filing the same with the SEC, and whenever Seller or any Affiliate of Seller files any Form 10-Q or 10-K with the SEC or Seller files any Form 8-K, Seller shall obtain and send a copy of such form to Purchaser within 15 days after such form is so filed. With respect to the quarterly financial statements, Purchaser, in its sole discretion, shall have the right to employ once each calendar year, at Seller's sole expense, an independent accountant, acceptable to Purchaser in its sole discretion, to independently verify the accuracy of such financial statements.

               (ii) As soon as available and in any event within thirty (30) days after the end of each calendar month of Seller, (i) a monthly cash flow report of Seller on a cash basis for such month detailing sources and uses of funds relating to the Subject Interests, (ii) a monthly cash flow report of Seller on an accrual basis for such month detailing sources and uses of funds relating to the Subject Interests,
          (iii) a monthly compilation and aging of all accounts receivables and accounts payable of Seller for such month relating to the Subject Interests, (iv) a summary of net and gross general and administrative expenses of Seller for such month relating to the Subject Interests,
          (v) a lease operating statement for such month, including, without limitation, oil, gas and water production, and lease operating costs, including, without limitation, transportation, gathering and marketing costs, and all COPAS expenses on a well-by-well and asset-by-asset basis, and any other financial records or reports of Seller requested by Purchaser relating to the Subject Interests, all prepared in accordance with GAAP, certified by an Authorized Officer of the Seller and (vi) internally generated reserve reports relating to the Subject Interests, if any.

               (iii) At such times as may be requested by the Purchaser, reports concerning any change in methods of treatment or operation of all or any wells on Subject Interests and production of Subject Hydrocarbons, any drilling or development, any method of secondary or tertiary recovery, or any other action with respect to the Subject Interests, the decision as to which may increase or reduce the quantity of Hydrocarbons ultimately recoverable from the Subject Interests, or the rate of production therefrom, or which may shorten or lengthen the period of time required for liquidation of the Production Payment.

               (iv) As from time to time requested by the Purchaser, copies of maps showing property lines and well locations, well logs, core analysis, flow and pressure tests, natural gas analysis and casing programs, transportation agreements, leases, operating agreements, farm-in and farm-out agreements, processing agreements and other information related to the Subject Interests and the wells thereon and the production therefrom.

               (v) Together with the delivery of the financial statements delivered pursuant to the foregoing clause (i), a certificate executed by an officer of the Seller certifying that to the best of his knowledge after due investigation the Seller is in compliance in all material respects with the terms of this Agreement and the other Production Payment Documents, or if not, specifying any exceptions thereto in reasonable detail.

               (vi) Promptly after December 31 of each calendar year, and in any event not later than March 31 of the next succeeding calendar year, reports in form and substance satisfactory to the Purchaser and using pricing, engineering and other assumptions acceptable to the Purchaser, prepared by Independent Reserve Engineer as of December 31 of such calendar year concerning (a) the quantity of Subject Hydrocarbons economically recoverable based on the assumptions provided by the Purchaser from the Subject Interests including, without limitation, the quantity of Proved Reserves, Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves; (b) the Production Payment NPV attributable to the Subject Interests; (c) any change in methods of treatment or operation of all or any wells on Subject Interests, any new drilling or development, any method of secondary or tertiary recovery, or any other action with respect to the Subject Interests, the decision as to which may increase or reduce the quantity of Subject Hydrocarbons ultimately recoverable from the Subject Interests, or the rate of production therefrom, or which may shorten or lengthen the period of time required for liquidation of the Production Payment; and (d) such other information, technical or otherwise, as the Purchaser may reasonably request (the "Independent Reserve Report").

               (vii) Promptly after July 1 of each calendar year, and in any event not later than September 30 of such calendar year, a report in form and substance satisfactory to the Purchaser and using pricing, engineering and other assumptions acceptable to the Purchaser, prepared by the Seller as of July 1 of such calendar year updating the Independent Reserve Report and concerning (a) the quantity of Subject Hydrocarbons economically recoverable based upon the assumptions provided by Purchaser from the Subject Interests; (b) the Production

          Payment NPV attributable to the Subject Interests including, without limitation, the quantity of Proved Reserves, Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves; (c) any change in methods of treatment or operation of all or any wells on Subject Interests, any new drilling or development, any method of secondary or tertiary recovery, or any other action with respect to the Subject Interests, the decision as to which may increase or reduce the quantity of Subject Hydrocarbons ultimately recoverable from the Subject Interests, or the rate of production therefrom, or which may shorten or lengthen the period of time required for liquidation of the Production Payment; and (d) such other information, technical or otherwise, as the Purchaser may reasonably request (the "Internal Reserve Report").

               (viii)Within thirty (30) days in the case of an Independent Reserve Report and within twenty (20) days in the case of an Internal Reserve Report, of any request by the Purchaser made after the occurrence of Due Cause (as hereinafter defined), an additional Independent Reserve Report or Internal Reserve Report, as the case may be, prepared as of the date of such request, in form and substance satisfactory to the Purchaser.

               (ix) As soon as available and in any event within thirty (30) days after the end of each month, a Monthly Hydrocarbons Report in substantially the form attached hereto as Exhibit E in form and substance satisfactory to the Purchaser.

               (x) As each Subject Well is drilled, completed, and put onto production, copies of: (i) well logs across all pay zones, (ii) all test information, and (iii) reports detailing completion and response to stimulation.

               (xi) Promptly upon becoming aware of the institution of any steps by Seller or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that Seller furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by Seller of any material liability, fine or penalty, or any material increase in the contingent liability of Seller with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          As used herein, "Due Cause" shall mean the occurrence, during any period, of a material change (i) in oil and/or gas prices, (ii) in taxes, including, but not limited to, Direct Taxes, (iii) in anticipated rates or amounts of production from the Subject Interests, (iv) in the Seller's title or purported title to the Subject Interests, (v) in operating costs with respect to the Subject Interests, and (vi) in any other arrangement relating to the Subject Interests. As used herein, "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31st of each calendar year, and "Fiscal Quarter" means any quarter of any Fiscal

     Year. All reports herein described or otherwise described in this Agreement and all other reports which the Seller is required to deliver pursuant to the terms and conditions of the Conveyance shall be prepared and delivered at the sole cost and expense of the Seller.

          (h) Use of Proceeds. The Seller shall not use the Production Payment or proceeds therefrom to (i) declare, pay or make any dividend or distribution on any shares of any class of capital stock (now or hereafter outstanding) of the Seller or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Seller or (ii) pay any cost, expense or other amount except as permitted under the Trust Indentures.

          (i) [Intentionally omitted].

          (j) Indebtedness. The Seller will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness except as permitted under the Trust Indentures.

          (k) [Intentionally Omitted]

          (l) Loans. The Seller shall not use the Production Payment or proceeds thereof or any other money or assets of the Seller to make any loans or advance any monies to any officer, director, shareholder, employee, consultant or agent of the Seller.

          (m) Production Expenses. The Seller shall not permit its Production Expenses relating to the Subject Interests to exceed in the aggregate (i) $1,800 per Subject Well per month (the "Permitted Monthly Production Expenses") for each month during the 1999 calendar year, and (ii) for each month for all subsequent calendar years, the sum of (A) Permitted Monthly Production Expenses plus (B) an additional five percent (5%) of Permitted Monthly Production Expenses per calendar year after the 1999 calendar year, per Subject Well per month; provided that notwithstanding the foregoing, the Seller may pay Production Expenses to the extent such Production Expenses are required to be paid pursuant to applicable law upon written notice to Purchaser.

          (n) Insurance. The Seller will maintain with financially sound and reputable insurance companies such insurance in amount and type and against such risks, liabilities, casualties and contingencies as (i) is set forth in Exhibit D hereto or (ii) after 30 days written notice by the Production Payment Owner, is required by Production Payment Owner, in its reasonable discretion, and maintained by other prudent companies in the industry. The Seller shall furnish or cause to be furnished to the Purchaser prior to the Closing Date and, upon the request of the Purchaser, from time to time thereafter, a summary of the insurance coverage of the Seller in form and substance satisfactory to the Purchaser in its sole discretion and copies of all applicable insurance policies.

          (o) Taxes, Assessments and Liabilities. The Seller will pay when due all taxes, including, but not limited to, Direct Taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings.

          (p) Generally Accepted Accounting Principles. The Seller will prepare all reports and computations required under this Agreement or the other Production Payment Documents, will keep and maintain all books, records and other information pertaining to the Seller or the Subject Interests, and provide such other information as the Purchaser may request from time to time, all in accordance with GAAP.

          (q) Other Agreements. The Seller will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the Seller hereunder or in connection herewith.

          (r) Lease Use Hydrocarbons. The Seller will not use more than five percent (5%) of the aggregate production of Hydrocarbons from the Subject Interests as Lease Use Hydrocarbons.

          (s) Maintenance of Employee Benefit Plans. The Seller will maintain each employee benefit plan as to which it may have any liability, in compliance with all applicable requirements of law and regulations.

          (t) Marketing Rights. (i) Seller will not enter into, or cause, suffer or permit to exist any arrangement or contract for the marketing of Subject Hydrocarbons with any Person unless such arrangement or contract is (A) fair and equitable to Seller, (B) an arrangement or contract of the kind which would be entered into by a prudent Person in the position of Seller,
     (C) not in excess of thirty (30) days in duration, and (D) in form and substance and with a Person acceptable to Seller, in its reasonable discretion; provided, however, that (X) Seller shall provide Purchaser with five (5) Business Days notice of any such arrangement or contract and (Y) Purchaser shall have the right of first refusal with respect to any such arrangement or contract for the marketing of Subject Hydrocarbons which right may be exercised by providing written notice to Seller within the five (5) Business Day period prior to Seller entering into such arrangement or contract.

               (ii) Notwithstanding the foregoing, within thirty (30) days of receipt by Seller of the written notice of the Purchaser, Seller shall enter into (i) a Gas Sales Agreement concerning the Subject Interests, (ii) an Oil Sales Agreement concerning the Subject Interests, (iii) such memorandum of agreement relating to the purchase of the Hydrocarbons from the Subject Interests as Purchaser shall request, in form and substance satisfactory to Purchaser in its reasonable discretion, (iv) such undertakings relating to the Subject Interests as Purchaser shall request, in form and substance satisfactory to Purchaser in its reasonable discretion, and (v) such partial assignments of gas and/or oil gathering, transportation, processing and/or marketing agreements relating to Hydrocarbons from the Additional Subject Interests as Purchaser shall request, in form and substance satisfactory to Purchaser in its reasonable discretion.

          (u) Modification of Certain Agreements. Seller will not permit, or otherwise consent to, any amendment, assignment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any material agreement or material contract affecting any of the Subject Interests or any of the Retained Interests, without the prior written consent of Purchaser.

          (v) Hedge Agreements. Promptly, and in any event within thirty (30) days of the request of Purchaser, Seller shall enter into (i) an ISDA Master Agreement, in form and substance mutually acceptable to Purchaser and Seller and (ii) one or more swap, hedge, floor, collar or other similar agreements on an International Security Dealers Association form (each an "Hedge Agreement") which are with Purchaser or an Affiliate of Purchaser and satisfactory to Purchaser; provided, however, that such requirement shall only apply if such agreements constitute "Crude Oil and Natural Gas Hedge Agreements" as defined in each Trust Indenture.

     Section 6. Time and Places of Closings. The Closing for the consummation of the sale and purchase of the first component of the Production Payment (the "Initial Closing") shall take place at the offices of Mayer, Brown & Platt in Houston, Texas on October 6, 1999, or at such other time and place as shall be mutually agreed upon (the "Initial Closing Date"). The closing for the consummation of the sale and purchase of each subsequent component, if any, of the Production Payment (each, a "Subsequent Closing") shall take place at such place (or places) and on such date as may be agreed to by Seller and Purchaser (each, a "Subsequent Closing Date").

     Section 7. Transactions on and After the Initial Closing Date. On the Initial Closing Date, the Seller shall execute and deliver the Conveyance to the Purchaser, substantially in the form attached hereto as Exhibit B, in such number of counterparts as the Purchaser may request together with the other instruments and documents required pursuant to Section 12. Concurrently with such delivery, the Purchaser shall make payment of the Purchase Price in immediately available funds by wire transfer which payments shall be deemed to constitute payments to Seller of the Purchase Price. Promptly after the Initial Closing Date, the Purchaser, at the Seller's expense, shall provide and affix, or cause to be provided and affixed, to one or more counterparts of the Conveyance, and cancel, or cause to be canceled, such documentary tax stamps as may be required by law, and pay any applicable real estate transfer taxes, mortgage registration taxes and other taxes and filing fees.

     Section 8. Inspections. The Purchaser and its agents, officers, employees or consultants and the Servicer and any purchaser of Subject Hydrocarbons from the Purchaser shall have the right from time to time during the term of the Conveyance and for 24 months thereafter, to examine and to audit at any time the books, records and charts of the Seller with respect to the Subject Interests, including, without limitation, all information with respect to volumes of

Hydrocarbons produced from the leases, the sales price of Hydrocarbons sold on behalf of the Purchaser, the calculation of Lease Use Hydrocarbons and Non-Consent Hydrocarbons, and the payment by the Seller of all costs and expenses incurred in connection with the Subject Interests. This right to audit shall be a free and unrestricted right, and shall survive the termination of the Conveyance; provided that the Seller shall not be required to maintain books, records or charts for a period of more than ten (10) years following the calendar year in which the Production Payment is discharged. If, as a result of any such audit, it is determined that any amount is due the Purchaser as a result of the failure of the Seller to properly deliver all Subject Hydrocarbons, or the proceeds thereof, to the Purchaser in accordance with the terms of this Agreement and the other Production Payment Documents, the Seller shall pay the Purchaser the value of the Subject Hydrocarbons which the Seller failed to deliver, or the proceeds which the Seller failed to remit, together with interest at the Specified Rate from the date that such amount should have been delivered or paid in accordance with the terms of the Conveyance and this Agreement to the date of payment. Upon request, the Seller shall also make available to the Purchaser for audit purposes any relevant records of the Seller's transporter(s) to which the Seller has access. A formal audit of accounts shall not be made more often than once each calendar year and the Seller shall have the right to require that a single audit be conducted on behalf of all parties entitled to an audit in any given year. Any inaccuracy will be promptly corrected when discovered; provided, however, that the Purchaser shall not have any right to question or contest any charge or credit if the matter is not called to the attention of the Seller in writing within ten
(10) years after the end of the calendar year in which the Production Payment is discharged.

     Section 9. Obligations Absolute. The obligations of the Seller hereunder shall be absolute and unconditional irrespective of the genuineness, validity, legality or enforceability of this Agreement, the other Production Payment Documents or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor and regardless of any law, rule, regulation, decree or order now or hereafter in effect in any jurisdiction purporting to affect in any manner the Purchaser's rights in respect thereof, it being understood that the obligations of the Seller shall be absolute and unconditional under any and all circumstances. Without in any way limiting the foregoing, the Purchaser may, from time to time, without notice to the Seller, assign or transfer the benefits under the Production Payment Documents; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, each and every immediate and successive assignee or transferee shall, to the extent of the interest of such assignee or transferee in such Production Payment Documents, be entitled to, the benefits of the Production Payment Documents and each credit supplier providing financing from time to time to the Purchaser shall be entitled to the same extent as if such assignee or transferee or credit supplier, as the case may be, were the Purchaser; provided, however, that, unless the Purchaser shall otherwise consent in writing, the Purchaser shall have an unimpaired right, prior and superior to that of any such assignee or transferee or credit supplier, as the case may be, to enforce the Production Payment Documents, for the Purchaser's benefit, as to those of such benefits which the Purchaser have not assigned or transferred. The Seller shall employ and have supervision over the personnel required by the Seller to perform its services and responsibilities hereunder. The Seller shall pay all expenses in connection therewith, including, but not limited to, allocated portions of compensation, salaries, wages, expenses, social security taxes, workmen's compensation insurance, retirement, insurance benefits and other such expenses.

     Section 10. Conditions to Obligations of Parties. The obligations of each party under this Agreement are subject to the satisfaction (or waiver by both parties) on or prior to the Initial Closing Date of the following conditions:

          (a) There shall not have been any legislation enacted or voted by either House of the Congress of the United States of America nor any regulation promulgated by the Secretary of the Treasury or the Internal Revenue Service after the date of this Agreement and prior to the Closing Date which in the judgment of tax counsel for such party would materially adversely affect the income tax consequences to such party of the transactions contemplated by this Agreement.

          (b) All necessary permissions, approvals and consents of third parties or governmental agencies, if any, with respect to the sale and transfer of the Production Payment shall have been delivered to the parties hereto.

     Section 11. Conditions to Obligations of the Seller. The obligations of the Seller under this Agreement are subject to the satisfaction (or waiver by the Seller) on or prior to the Initial Closing Date that the Purchaser shall have performed all agreements and covenants required by this Agreement and the other Production Payment Documents to be performed by it, and all representations herein made by the Purchaser shall be true in all material respects as of the Initial Closing Date, and the Seller shall have received a certificate to that effect signed by the Purchaser. The Purchaser will provide Seller promptly after its receipt of the Monthly Hydrocarbon Report prepared by the Seller a report substantially in the form of Exhibit E attached hereto (the "Purchaser's Monthly Report"); provided, however, the Purchaser shall have no liability for its failure to deliver the Purchaser's Monthly Report and any failure to deliver the Purchaser's Monthly Report shall not in any way relieve the Seller of its obligation to deliver Hydrocarbons pursuant to the Production Payment Documents.

     Section 12. Conditions to Initial Closing. Obligations of the Purchaser under this Agreement are subject to the satisfaction (or waiver by the Purchaser) on or prior to the Initial Closing Date of the following additional conditions:

          (a) All legal matters in connection with this Agreement and the transaction contemplated hereby shall be acceptable to the Purchaser in its sole discretion.

          (b) The Seller shall have obtained all necessary consents, approvals and permits from all federal and state regulatory agencies, governmental authorities and from any other Persons, in form and substance satisfactory to the Purchaser in its sole discretion, the Purchaser shall have received copies of all such consents, approvals and permits, and such consents, approvals and permits shall be in full force and effect on the Initial Closing Date, and the Purchaser shall have received a certificate to that effect signed by the President or a Vice President of the Seller.

          (c) The Seller shall have performed all agreements and covenants required by this Agreement and by the other Production Payment Documents to be performed by the Seller and all representations and warranties herein and in the other Production Payment Documents made by the Seller shall be true and correct as of the Initial Closing Date, and the Purchaser shall have received a certificate to that effect signed by the President or a Vice President of the Seller.

          (d) The Seller shall have executed and delivered this Agreement, the Conveyance in substantially the form set forth in Exhibit B hereto together with letters in lieu of transfer orders addressed to each purchaser of any Production Payment Hydrocarbons, and all other Production Payment Documents, all in form and substance acceptable to the Purchaser in its sole discretion.

          (e) The Purchaser shall have received an Indenture Release from the Senior Secured Trustee relating to the Subject Interests and related UCC-3 financing statement partial releases, in form and substance acceptable to the Purchaser in its sole and absolute discretion.

          (f) The Purchaser shall have received approval of the transaction contemplated in this Agreement and the other Production Payment Documents from the Purchaser's senior management.

          (g) The Purchaser shall have received, at Seller's expense, favorable opinions of counsel licensed to practice in each of the States in which the Subject Interests are located and which is satisfactory to the Purchaser, respectively, in form and substance satisfactory to the Purchaser in its sole discretion which:

               (i) will deliver an opinion as to the matters set forth in Sections 3(a), 3(b), 3(c) and 3(d) hereof;

               (ii) will express the author's opinion with respect to the sufficiency under the laws of such State of the form, execution, acknowledgment, recordability, validity and enforceability of the Conveyance and the other Production Payment Documents;

               (iii) will state that the Seller has Defensible Title to those of the Subject Interests listed on Exhibit A hereto and located in such State, free of any liens, charges or encumbrances other than those described in Exhibit A to the Conveyance and that all filings and recordings necessary to perfect the Purchaser's title to the Subject Interests and to give constructive notice to third parties of the Purchaser's interest therein have been made;

               (iv) will state that, under the laws of such State, upon execution and delivery of the Conveyance to the Purchaser, the Production Payment will have been validly created and will constitute a legal and valid interest in real property, enforceable in accordance with its terms; upon execution and delivery of the Conveyance to the Purchaser, the Production Payment will constitute a legal, valid and enforceable production payment dischargeable out of the volumes specified in the Conveyance of the production of Hydrocarbons accruing or attributable to the Subject Interests; upon execution and delivery of the Conveyance to the Purchaser, the covenants and agreements of the Seller contained in the Conveyance will be valid and enforceable in accordance with their terms and will inure to the benefit of the Purchaser as the owner of the Production Payment; in the event of the commencement of any bankruptcy reorganization, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency laws involving the Seller, the property interest and the production payments transferred by the Seller prior to any such commencement shall be excluded from the bankruptcy estate;

               (v) will specify whether, under the laws of such State, any mortgage, documentary, stamp or other taxes will be payable in connection with the execution, delivery or recording of the Conveyance or any of the transactions contemplated thereby; will specify in which recording offices in such State the Conveyance should be recorded or filed in order to effect the transfer of the Production Payment to the Purchaser and that upon such filing or recording, the Purchaser will be the owner of such Production Payment, subject only to the matters permitted by the terms of the Conveyance;

               (vi) will state that no consents, waivers, approvals or other action by any regulatory body of the respective State or of any third party are necessary in connection with the execution, delivery and performance by the Seller of this Agreement and the other Production Payment Documents or, if any such consent, waiver, approval or other action is necessary, that the same has been obtained or accomplished; and

               (vii) will state that the consummation of this transaction and the delivery of this Agreement and the conveyance is permitted by, and does not violate, the terms of the Trust Indentures.

     which opinions may contain such qualifications or limitations as may be acceptable to the Purchaser.

          (h) [Intentionally omitted].

          (i) The Purchaser shall have received reserve reports and completed a Phase I environmental review satisfactory to the Purchaser, in its sole discretion, and, if requested by Purchaser, Purchaser shall have received a Phase II environmental report, relating to the Subject Interests, prepared by Carr Environmental Group, Inc., in form, substance, scope and methodology satisfactory to the Purchaser and, since the date of each report, there has been no material change in the information contained in each such report.

          (j) No suit, action or other proceeding shall be pending to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated in connection herewith or which may have any material affect on the Subject Interests.

          (k) The Purchaser shall have received banking references and credit and other due diligence relating to the Seller and the Subject Interests, in form, substance, scope and methodology satisfactory to the Purchaser, in its sole discretion.

          (l) No Possible Non-Compliance Event or Non-Compliance Event shall have occurred and be continuing on the Initial Closing Date either before or after giving effect to this Agreement and the other Production Payment Documents.

          (m) All legal matters in connection with this Agreement and the consummation of the transaction contemplated hereby shall be approved by counsel for the Purchaser, and there shall have been furnished to such counsel by the Seller such agreements, opinions of counsel, title or other records and information as they may reasonably have requested for that purpose.

          (n) The Purchaser shall have received a certificate from Seller's insurance brokers or advisors confirming that Seller is in compliance with the requirements of Section 5(o) of this Agreement.

          (o) The Purchaser shall have received an "Omnibus Certificate" of the Secretary or Assistant Secretary of Seller which shall contain the names and signatures of the officers of Seller authorized to execute the Production Payment Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:
     (i) a copy of resolutions duly adopted by the Board of Directors of Seller and in full force and effect at the time this Agreement is entered into, authorizing the execution of the Production Payment Documents and the consummation of the transactions contemplated therein, (ii) a copy of the organizational documents of Seller and all amendments thereto, certified by the appropriate official of Seller's state of incorporation, and (iii) a copy of the bylaws of Seller.

          (p) The Purchaser shall have received a certificate (or certificates) of the due formation, valid existence and good standing of Seller in its state of incorporation, issued by appropriate authorities of such state, and certificates of Seller's good standing and due qualification to do business in Texas.

          (q) [Intentionally omitted].

          (r) The Purchaser shall have received certified copies of all purchase agreements, transportation agreements, farm-in and farm-out agreements, leases, processing agreements, operating agreements and such other agreements or contracts concerning the Subject Interests as Purchaser shall request.

          (s) Seller shall have entered into (i) such memorandum of agreement relating to the purchase of Hydrocarbons from the Subject Interests as Purchaser shall reasonably request, (ii) such undertakings relating to the Subject Interests inform and substance satisfactory to Purchaser in its sole discretion as Purchaser shall reasonably request, and (iii) such partial assignments of gas and/or oil gathering, transportation, processing and/or marketing agreements relating to Hydrocarbons from the Subject Interests, in form and substance satisfactory to Purchaser in its reasonable discretion as Purchaser shall reasonably request.

     Section 13. Conditions to Subsequent Closings. The obligation of Purchaser to pay each Purchase Price/Installment Payment in connection with a Subsequent Closing on the related Subsequent Closing Date is subject to Purchaser's receipt of each of the following, in form, substance, and date satisfactory to
Purchaser:

          (a) All legal matters in connection with this Agreement and the transaction contemplated hereby shall be acceptable to the Purchaser in its sole discretion.

          (b) The Seller shall have obtained all necessary consents, approvals and permits from all federal and state regulatory agencies, governmental authorities and from any other Persons, in form and substance satisfactory to the Purchaser in its sole discretion, the Purchaser shall have received copies of all such consents, approvals and permits, and such consents, approvals and permits shall be in full force and effect on the Subsequent Closing Date, and the Purchaser shall have received a certificate to that effect signed by the President or a Vice President of the Seller.

          (c) The Seller shall have performed all agreements and covenants required by this Agreement and by the other Production Payment Documents to be performed by the Seller and all representations and warranties herein and in the other Production Payment Documents made by the Seller shall be true and correct as of the Subsequent Closing Date, and the Purchaser shall have received a certificate to that effect signed by the President or a Vice President of the Seller.

          (d) The Seller shall have executed and delivered a Purchase Agreement Supplement and any documents called for thereunder (including any supplements required for the Gas Sales Agreement and the Oil Sales Agreement, the Conveyance Supplement and any other required Production Payment Documents together with letters in lieu of transfer orders addressed to each purchaser of any Production Payment Hydrocarbons, all in form and substance acceptable to Purchaser.

          (e) The Purchaser shall have received an Indenture Release from the Senior Secured Trustee relating to the Additional Subject Interests, in form and substance acceptable to the Purchaser in its sole and absolute discretion.

          (f) The Purchaser shall have received approval of the transaction contemplated in this Agreement and the other Production Payment Documents from the Purchaser's senior management.

          (g) The Purchaser shall have received, at Seller's expense, favorable opinions dated as of the Subsequent Closing Date of counsel satisfactory to the Purchaser and licensed to practice in each of the States in which the Subject Interests are located, respectively, in form and substance satisfactory to the Purchaser in its sole discretion which:

               (i) will deliver an opinion as to the matters set forth in Sections 3(a), 3(b), 3(c) and 3(d) hereof ;

               (ii) will express the author's opinion with respect to the sufficiency under the laws of such State of the form, execution, acknowledgment, recordability, validity and enforceability of the Conveyance Supplement and the other Production Payment Documents;

               (iii) will state that the Seller has Defensible Title to those of the Subject Interests listed on Exhibit A to the Conveyance Supplement and located in such State, free of any liens, charges or encumbrances other than those described in Exhibit A to the Conveyance Supplement and that all filings and recordings necessary to perfect the Purchaser's title to the Subject Interests and to give constructive notice to third parties of the Purchaser's interest therein have been made;

               (iv) will state that, under the laws of such State, upon execution and delivery of the Conveyance Supplement to the Purchaser, the Production Payment will have been validly created and will constitute a legal and valid interest in real property, enforceable in accordance with its terms; upon execution and delivery of the Conveyance Supplement to the Purchaser, the Production Payment will constitute a legal, valid and enforceable production payment dischargeable out of the volumes specified in the Conveyance Supplement of the production of Hydrocarbons accruing or attributable to the Additional Subject Interests; upon execution and delivery of the Conveyance Supplement to the Purchaser, the covenants and agreements of the Seller contained in the Conveyance will be valid and enforceable in accordance with their terms and will inure to the benefit of the Purchaser as the owner of the Production Payment; in the event of the commencement of any bankruptcy reorganization, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency laws involving the Seller, the property interest and the production payments transferred by the Seller prior to any such commencement shall be excluded from the bankruptcy estate;

               (v) will specify whether, under the laws of such State, any mortgage, documentary, stamp or other taxes will be payable in connection with the execution, delivery or recording of the Conveyance Supplement or any of the transactions contemplated thereby; will specify in which recording offices in such State the Conveyance

          Supplement should be recorded or filed in order to effect the transfer of the Production Payment to the Purchaser and that upon such filing or recording, the Purchaser will be the owner of such Production Payment, subject only to the matters permitted by the terms of the Conveyance;

               (vi) will state that the Purchaser is not required, as a result of the transactions contemplated hereby, to qualify to do business in such State; and

               (vii) will state that no consents, waivers, approvals or other action by any regulatory body of the respective State or of any third party are necessary in connection with the execution, delivery and performance by the Seller of this Agreement and the other Production Payment Documents or, if any such consent, waiver, approval or other action is necessary, that the same has been obtained or accomplished;

     which opinions may contain such qualifications or limitations as may be acceptable to the Purchaser.

          (h) [Intentionally omitted].

          (i) The Purchaser shall have received reserve reports and completed a Phase I environmental review satisfactory to the Purchaser, in its sole discretion, and, if requested by Purchaser, Purchaser shall have received a Phase II environmental report, relating to the Subject Interests, prepared by an environmental assessment firm acceptable to the Purchaser, in its reasonable discretion, in form, substance, scope and methodology satisfactory to the Purchaser and, since the date of each report, there has been no material change in the information contained in each such report.

          (j) No suit, action or other proceeding shall be pending to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated in connection herewith or which may have any material affect on the Subject Interests.

          (k) No Possible Non-Compliance Event or Non-Compliance Event shall have occurred and be continuing on the Subsequent Closing Date either before or after giving effect to this Agreement and the other Production Payment Documents.

          (l) All legal matters in connection with this Agreement and the consummation of the transaction contemplated hereby shall be approved by counsel for the Purchaser, and there shall have been furnished to such counsel by the Seller such agreements, opinions of counsel, title or other records and information as they may reasonably have requested for that purpose.

          (m) The Purchaser shall have received a certificate from Seller's insurance brokers or advisors confirming that Seller is in compliance with the requirements of Section 5(o) of this Agreement.

          (n) Supplements to the "Omnibus Certificates" of Seller delivered under Section 12(q), confirming the matters specified therein and containing any amendments or supplements to the resolutions, organizational documents and bylaws attached thereto.

          (o) To the extent, if any, requested by Purchaser, certificates of the valid existence and good standing of Seller in its state of incorporation, issued by the appropriate authorities of such state, and certificates of Seller's good standing and due qualification to do business in Texas and each state where required to do so by applicable law.

          (p) Any assurances of title requested by Purchaser concerning the Production Payment, including the recording and filing of the Conveyance Supplements and the updating of any specified title opinions through such recording (it being understood that Purchaser may require these to be given after, as well as at, the various Closings, and that no title deficiencies learned of by Purchaser at any time shall in any way be deemed to qualify any of Seller's warranties of title or indemnities with respect to title in any of the Production Payment Documents).

          (q) (i) Purchaser shall have determined that market conditions and other relevant factors relating to any existing Hedge Agreements are satisfactory, in its sole discretion, and (ii) based on discussions with Purchaser, Seller shall have entered into one or more swap, hedge, floor, collar or other similar agreements on an International Security Dealers Association form pursuant to the ISDA Master Agreement which are with Purchaser or an Affiliate of Purchaser and satisfactory to Purchaser.

          (r) The Purchaser shall have received certified copies of all purchase agreements, transportation agreements, farm-in and farm-out agreements, leases, processing agreements, operating agreements and such other agreements or contracts concerning the Subject Interests as Purchaser shall request.

          (s) Seller shall have entered into, if applicable (i) an amendment to the Gas Sales Agreement and the Oil Sales Agreement concerning the Additional Subject Interests as Purchaser shall request, in form and substance satisfactory to Purchaser in its reasonable discretion, (ii) such memorandum of agreement relating to the purchase of Hydrocarbons from the Additional Subject Interests as Purchaser shall request, (iii) such undertakings relating to the Additional Subject Interests inform and substance satisfactory to Purchaser in its sole discretion as Purchaser shall request, and (iv) such partial assignments of gas and/or oil gathering, transportation, processing and/or marketing agreements relating to Hydrocarbons from the Additional Subject Interests, in form and substance satisfactory to Purchaser in its sole discretion as Purchaser shall request.

          (t) The Seller and Purchaser shall have mutually agreed upon Delivery Points which shall be applicable to the Additional Subject Interests.

     Section 14. Adjustment to Dedication Percentage. Using the Reserve Report prepared as of each Evaluation Date and the Production Payment NPV as calculated therein, Purchaser shall calculate the percentage, as of the last day of each month, of such Production Payment NPV divided by the unliquidated balance of the Total Sum (as defined in the Conveyance) as of such date. If such ratio is equal to or greater than one hundred fifty percent (150%) then, as provided in the Conveyance in the definition of "Dedication Percentage", the Dedication Percentages thereunder shall remain unchanged. If, however, this percentage is less than one hundred fifty percent (150%), then Purchaser shall calculate a new Dedication Percentage which will result in a liquidation term of either (i) five years from the date of this Agreement or (ii) such longer period as the Purchaser may determine in its sole and absolute discretion. As provided in the Conveyance in the definition of "Dedication Percentage", the new Dedication Percentage will take effect with respect to the Subject Interests as of the first day of the month following the date of the calculation of the Calculated Percentage and shall be equal to the lesser of (i) the Calculated Percentage applicable thereto and (ii) a maximum percentage of ninety percent (90%). However, in no case will the Dedication Percentage fall below sixty percent (60%).

     Section 15. Recording. Concurrently with the Closing, the Purchaser will, at the Seller's expense, record and/or file, or cause to be recorded and/or filed, (i) in the appropriate recording and/or filing offices in each county and State in which any Subject Interest is located, an executed counterpart of the Conveyance or the Conveyance Supplement, as applicable, and (ii) with any federal agency or office, such documents as may be required pursuant to applicable laws, rules or regulations.

     Section 16. Amendments to Financings, etc. The Seller acknowledges, agrees and consents that, at any time and from time to time:

          (a) Any financing arrangements of the Purchaser may be amended, modified or supplemented or replaced at any time in any respect whatsoever for any purpose whatsoever; and

          (b) To the extent permitted by applicable law and Section 10.2 of the Conveyance, the Purchaser may sell, assign, transfer and otherwise deal in or with the Subject Interests or its interest therein, as the same may at any time be amended or modified, all without affecting this Agreement or the obligations of the Seller hereunder and without notice to the Seller.

     Section 17. Notices. Any notice or communication required or permitted hereunder shall be given in writing, delivered to or sent by the United States Postal Service, postage prepaid, or by prepaid telegram, addressed to the following addresses:

     To Seller:       Abraxas Petroleum Corporation
                           500 North Loop 1604 East, Suite 100
                           San Antonio, Texas 78232

                           Attention:       Robert Carington
                           Telephone:       (210) 490-4788
                           Telecopy:        (210) 490-8816

     To Purchaser:    Southern Producer Services, L.P.
                           1200 Smith Street
                           Two Allen Center, Suite 2890
                           Houston, Texas 77002
                           Attention: David W. Stewart
                           Telephone:       (713) 276-1900
                           Telecopy:        (713) 276-1990

or to such other address or to the attention of such other person as hereafter may be designated in writing by the applicable party by notice to the other party as herein provided, and shall be deemed to have been given as of the date of receipt.

     Section 18. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Seller agrees to pay Reimbursable Expenses of the Purchaser (other than payments required to be made by the Purchaser on account of principal of or interest on any financing the proceeds of which are used to finance the purchase of the Production Payment from the Seller or on account of commitment fees thereunder or in connection therewith). In addition, the Seller agrees to pay, and to reimburse the Purchaser for, all costs, expenses and taxes hereafter incurred by the Purchaser in connection with the complete discharge of the Production Payment not paid out of Production Payment Hydrocarbons under the Conveyance, including, without limitation, the reasonable fees and out-of-pocket expenses of internal and outside counsel employed by the Purchaser in connection therewith.

     Section 19. Survival. All of the representations, warranties, indemnities, covenants and agreements contained herein shall survive the Initial Closing and the conveyance of the Production Payment pursuant to the Conveyance.

     Section 20. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns; provided, however, that the Seller may not assign or transfer any of its rights or obligations hereunder or under the other Production Payment Documents without the prior written consent of the Purchaser; and provided further that the Purchaser may mortgage, pledge, assign or transfer any or all of its rights or obligations, or both, hereunder or under any of the other Production Payment Documents without the necessity or requirement of any consent by the Seller (which consent of Seller is hereby granted). Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     Section 21. Interest on Unpaid Amounts. Any amount not paid when due hereunder shall bear interest on such overdue amount at a rate of interest per annum equal to the lesser of (i) the Agreed Rate plus, if a Non-Compliance Event shall have occurred and be continuing, one and ne-half percent (1.5%) and (ii) the Highest Lawful Rate such lesser rate from time to time (the "Specified Rate"). Such interest shall be paid on demand.

     Section 22. Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Seller to the Purchaser under this Agreement and the other Production Payment Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Purchaser limiting rates of interest which may be charged or collected by the Purchaser. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the Purchaser then, in that event, notwithstanding anything to the contrary in this Agreement or the other Production Payment Documents, it is agreed as follows:

          (a) the provisions of this Section shall govern and control;

          (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement and the other Production Payment Documents, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Purchaser shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to the Purchaser herein called the "Highest Lawful Rate"), and any excess shall be credited to the Seller by the Purchaser (or, if such consideration shall have been paid in full, such excess refunded to the Seller);

          (c) all sums paid, or agreed to be paid, to the Purchaser for the use, forbearance and detention of the amounts owed under this Agreement by the Seller to the Purchaser hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such amounts owed under this Agreement and the other Production Payment Documents until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

          (d) if at any time the interest provided pursuant to Section 21 together with any other fees payable pursuant to this Agreement and the other Production Payment Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Purchaser pursuant to this Agreement and the other Production Payment Documents shall be limited, notwithstanding anything to the contrary in this Agreement or in any other Production Payment Document to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to the Purchaser pursuant to this Agreement and other Production Payment Documents below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and the other Production Payment Documents and such fees deemed to be interest equals the amount of interest which would have accrued to the Purchaser if a varying rate per annum equal to the interest provided pursuant to Section 21 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section.

In the event applicable law provides for an interest ceiling under ss.303 of the Texas Finance Code and Chapter ID of Title 79, Texas Revised Civil Statutes Annotated, that ceiling shall be the "indicated rate ceiling" or "weekly ceiling" as defined in the Texas Finance Code or such Chapter 1D, provided that the Purchaser may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to the Purchaser if greater. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Section 23. Waivers and Amendments. No delay by the Purchaser in the exercise of any right or remedy under this Agreement or any other Production Payment Document shall operate as a waiver thereof, and no single or partial exercise by the Purchaser of any right or remedy under this Agreement or any other Production Payment Document shall preclude other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder; nor shall any modification to or waiver of any of the provisions of this Agreement or any other Production Payment Document be binding upon the Purchaser except as expressly set forth in a writing duly signed and delivered on behalf of the Purchaser. No action by the Purchaser permitted hereunder shall in any way affect or impair the rights of the Purchaser and the obligations of the Seller under this Agreement. The Seller acknowledges that the Purchaser may from time to time enter into Hedge Agreements with respect to the Production Payment.

     Section 24. Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 25. Indemnity. In consideration of the purchase by the Purchaser of the Production Payment, the Seller hereby indemnifies, exonerates and holds each "Indemnified Parties" free and harmless from and against any and all claims, demands, suits, actions, causes of action, suits, losses, costs, judgments, liabilities (including, without limitation, fines, penalties and interest) and damages, and expenses of every kind and nature incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements incurred by any Indemnified Party in enforcing the Seller's obligations hereunder, together with interest on such amounts at the Specified Rate until paid in full (collectively, the "Indemnified Liabilities"), made against or incurred by, the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) the Production Payment, as a consequence of the assertion that they or any of them received Production Payment Hydrocarbons or the proceeds thereof, (b) any loss or claim with respect to any royalties or burdens on production, (c) the Conveyance, this Agreement or the other Production Payment Documents and the ownership or purported ownership of the Production Payment, (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the protection of the environment or the Release by the

Purchaser or the Seller of any Hazardous Material, (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any of the Subject Interests any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Purchaser or the Seller, (f) any breach of any representation or warranty by the Seller contained in this Purchase Agreement or any other Production Payment Document, including, without limitation, any representation or warranty with respect to title to any of the Subject Interests, (g) the failure of the Seller to perform any of its agreements or obligations set forth in this Agreement or in the other Production Payment Documents, including, without limitation, the delivery obligation set forth in
Section 5(c) hereof, (h) any part of the costs, expenses or liabilities incurred in connection with the exploring, developing, operating, owning, maintaining, reworking or recompleting of the Subject Interests, (i) the physical condition of the Subject Interests, (j) the handling, treating or transporting of Hydrocarbons produced from the Subject Interests (including any costs, expenses, losses or liabilities related to violation of an Environmental Law or otherwise related to damage to or remediation of the environment, whether the same arise out of Purchaser's ownership of an interest in property or out of the actions of Seller or Purchaser or of third parties or arise otherwise), (k) any pipeline, transportation, or processing agreements, (l) the failure by Seller to have Defensible Title to the Subject Interests free and clear of all burdens, encumbrances, liens and title defects other than Permitted Liens (including any costs, expenses, losses or liabilities suffered by Purchaser as a result of any claim that Purchaser must pay over to any person any part of the Production Payment Proceeds at any time previously received or thereafter to be received by Purchaser), (m) the Subject Interests, the wells and facilities thereon or used in connection therewith or the production therefrom or (n) the occurrence of a Non-Compliance Event, and whether through an act or omission of an Indemnified Party or otherwise, and whether or not arising out of the sole, joint or concurrent negligence, fault or strict liability of any Indemnified Party, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, PROVIDED, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE. This indemnity shall apply, without limitation, to any liability imposed upon any Indemnified Party as a result of any statute, rule, regulation or theory of strict liability. The Indemnified Parties, and their respective successors and assigns, shall have the right to defend against any such claims, employing attorneys therefor and, unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such claims. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Seller hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     Section 26. Confidentiality. Each party hereto agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) in connection with any assignment or potential assignment of such party's rights hereunder which is or would be permitted hereunder (provided that each such assignee or potential assignee is made aware that such information is required to be held in confidence), (g) with the consent of the party which delivered such Information, or (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section by any Person or (B) becomes available to Purchaser on a nonconfidential basis from a source other than the Seller or any Person obligated to maintain the confidentiality of such Information. For the purposes of this Section, "Information" means all information received from another party relating to such other party or its business, other than any publicly available information and such information that is available to any other party to this Agreement on a nonconfidential basis prior to disclosure by such party; provided that, in the case of information received from Seller after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 27. Servicer. The Seller agrees that the Purchaser may from time to time designate one or more persons or entities to act as Servicer (from time to time, a "Servicer") on behalf of the Purchaser to receive notices on behalf of the Purchaser hereunder or under the Conveyance, to arrange deliveries of Production Payment Hydrocarbons or Marketed Volumes to the Purchaser or to take such other actions or perform such obligations as the Purchaser may from time to time designate in its sole discretion and if the Seller receives any such designation, the Seller will comply therewith until notified to the contrary by the Purchaser.

     Section 28. Choice of Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CAUSE ANOTHER STATE'S LAW TO APPLY) AND THE LAWS OF THE UNITED STATES OF AMERICA IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     Section 29. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER PRODUCTION PAYMENT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SELLER OR THE PURCHASER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE

OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY SUBJECT INTEREST OR OTHER PROPERTY MAY BE BROUGHT, AT THE PURCHASER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH SUBJECT INTEREST OR OTHER PROPERTY MAY BE FOUND. THE SELLER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE SELLER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. THE SELLER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE SELLER MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE SELLER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS SUBJECT INTERESTS, THE SELLER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS.

     Section 30. Waiver of Jury Trial. THE SELLER AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER PRODUCTION PAYMENT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SELLER IN CONNECTION THEREWITH. THE SELLER AND PURCHASER EACH ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTY HERETO ENTERING INTO THIS AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS.

     Section 31. Waiver of Consumer Rights. EACH OF THE SELLER AND THE PURCHASER HEREBY WAIVES ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT, SECTION
17.41 ET SEQ., BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH OF THE SELLER AND THE PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

     EACH OF THE SELLER AND THE PURCHASER FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT (1) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS, (2) IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN SELECTION IN CONNECTION WITH THIS AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS AND SUCH LEGAL COUNSEL WAS IN NO WAY, DIRECTLY OR INDIRECTLY, IDENTIFIED, SUGGESTED OR SELECTED BY THE OTHER PARTY OR AN AGENT OR REPRESENTATIVE OF THE OTHER PARTY, AND (3) IS NOT IN A DISPARATE BARGAINING POSITION RELATIVE TO THE OTHER PARTY.

     Section 32. No Oral Agreements. THIS AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, acting through their respective officers hereunto duly authorized, as of the date hereinabove first written.

                                        SELLER:

                                        ABRAXAS PETROLEUM
                                        CORPORATION

                                        By:_____________________________
                                        Name:
                                        Title:

                                        PURCHASER:

                                        SOUTHERN PRODUCER SERVICES,
                                        L.P.

                                        By: SC Ashwood Holdings, Inc., as
                                            general partner


                                        By:______________________________
                                        Name:
                                        Title:

                                   SCHEDULE I

                               DISCLOSURE SCHEDULE

                           [TO BE PROVIDED BY SELLER]





                               SCHEDULE I - Page 1

                                    EXHIBIT A

                        Description of Subject Interests

                       [SHOULD INCLUDE LIST OF EACH WELL]

                                [to be attached]




                               EXHIBIT A - Page 1

                                    EXHIBIT B

                                    [Form of]

               Conveyance of Dollar Denominated Production Payment

                                [to be attached]



                               EXHIBIT B - Page 1

                                    EXHIBIT C

                            Form of Indenture Release

                                [to be attached]



                               EXHIBIT C - Page 1

                                    EXHIBIT D

                             Insurance Requirements

                           [SEE ATTACHED CERTIFICATE]





                               EXHIBIT D - Page 1

                                    EXHIBIT E

                                    [Form of]

                  Monthly Hydrocarbon Report (Purchaser/Seller)

                                [to be attached]





                               EXHIBIT E - Page 1

                                    EXHIBIT F

                                    [Form of]

                          Purchase Agreement Supplement

               _____________ SUPPLEMENT TO PURCHASE AGREEMENT FOR
                      DOLLAR DENOMINATED PRODUCTION PAYMENT

     THIS SUPPLEMENT TO PURCHASE AGREEMENT FOR DOLLAR DENOMINATED PRODUCTION PAYMENT dated as of ________ ________________, ______ (herein, as from time to time amended or supplemented, called this "Supplement") is entered into between ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (herein called the "Seller" or the "Working Interest Owner"), and SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership (herein called the "Purchaser" or "Production Payment Owner").

                                   WITNESSETH

     WHEREAS, the Seller and Purchaser have heretofore entered into that certain Purchase Agreement for Dollar Denominated Production Payment dated as of October 6, 1999 (herein, as heretofore amended or supplemented, called the "Original Purchase Agreement"), and, as contemplated therein, Seller has, by means of a Conveyance of Dollar Denominated Production Payment of the same date (herein, as heretofore amended or supplemented, called the "Original Conveyance"), conveyed to Purchaser the "Production Payment" as therein defined, burdening interests of Seller in certain oil and gas properties.

     WHEREAS, as contemplated in the Original Purchase Agreement, Seller now desires to supplement the Original Conveyance in consideration of the payment by Purchaser of an additional Purchase Price/Installment Payment, as more fully described below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Seller and Purchaser hereby agree as follows:

                     ARTICLE I. - Definitions and References

     Section 1.1 Defined Terms and References. As used herein, the terms "Original Conveyance", "Original Purchase Agreement", "Seller" and "Purchaser" have the meanings given them above. Reference is also made to the Original Purchase Agreement and to the Original Conveyance as defined therein, for the meaning of various terms defined therein, all of which shall when used herein (unless otherwise expressly defined herein) have the meanings. For purposes of this Supplement, unless the context otherwise requires, the following additional terms shall have the following meanings:


                               EXHIBIT F - Page 1

     "Additional Production Units" means the tract or tracts specified on Exhibit A to the Current Conveyance Supplement.

     "Additional Subject Interests" has the meaning given to such term in the Current Conveyance Supplement.

     "Current Closing Date" has the meaning given such term in Section 2.3.

     "Current Conveyance Supplement" means the _______________ Supplement to Conveyance of Dollar Denominated Production Payment executed by Seller, substantially in the form of Exhibit A hereto.

     "Current Purchase Price/Installment Payment" means a Purchase Price/Installment Payment which is $_______________.

     "Current Supplement Documents" means this Supplement, the Current Conveyance Supplement, and all other Production Payment Documents delivered substantially contemporaneously herewith.

     "Purchase Agreement" means the Original Purchase Agreement as supplemented and amended hereby.

     Section 1.2 Rules of Construction. All references in this Supplement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Supplement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Supplement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Supplement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: "including" (and its grammatical variations) means "including without limitation"; "or" is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time supplemented or amended; and references herein to any Person include such Person's successors and assigns. All references in this Supplement to exhibits and schedules refer to the exhibits and schedules to this Supplement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes.

                                                EXHIBIT F - Page 2

                         ARTICLE II. - Purchase and Sale

     Section 2.1 Agreement of Purchase and Sale. Upon the terms and conditions of this Supplement and the Purchase Agreement, Seller agrees to amend and supplement the Original Conveyance by executing and delivering the Current Conveyance Supplement, and Purchaser agrees to acquire the interests therein conveyed by Seller.

     Section 2.2 Closing. On the Current Closing Date, Seller shall deliver the Current Conveyance Supplement to Purchaser, making the Production Units described therein subject to the Production Payment, and shall satisfy all of the conditions set out in Sections 10 and 12 of the Purchase Agreement. *[Seller shall also obtain supplements to the Gas Sales Agreement and the Oil Sales Agreement in the forms attached as Exhibits B and C hereto.] Thereupon Purchaser shall pay *[all/ $_______________of] the Current Purchase Price/Installment Payment to Seller in accordance with the terms and procedures of the Purchase Agreement, with:

*[The remainder of the Current Reimbursement/Installment Payment shall be paid to Seller in connection with future Conveyance Supplements, as contemplated in Sections 2(b) and 2(d) of the Purchase Agreement.]

     Section 2.3 Time and Place of Closing. The closing for the consummation of the transactions contemplated herein shall take place at such place and on such date as may be agreed to by Seller and Purchaser (herein called the "Current Closing Date").

     *[Section (1) Expenses. Pursuant to Section 2(d) of the Purchase Agreement, Seller has deposited $25,000 with Seller, to be applied to Reimbursable Expenses. Concurrently herewith, Seller is depositing an additional $15,000 with Purchaser, which will be used to pay additional Reimbursable Expenses as billed.]

                  ARTICLE III. - Representations and Covenants

     Section 3.1 Representations and Warranties of Seller. To induce Seller to enter into this Supplement and to pay the Current Purchase Price/Installment Payment, Seller hereby represents and warrants and covenants to Purchaser that:

     (a) All representations and warranties made by Seller in any Production Payment Document now or previously delivered are true and correct as of the Current Closing Date, unless such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

     (b) Seller has performed all agreements, covenants, and conditions which each are required by any Production Payment Document to perform on or prior to the Current Closing Date.

                               EXHIBIT F - Page 3

     (c) The consummation on the Current Closing Date of the transactions contemplated in the Current Supplement Documents: (i) is not prohibited by any law or any regulation or order of any court or governmental agency or authority applicable to Seller, and (ii) does not subject any of them to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

     *[(d) Schedule 1 lists those Subject Wells the production from which is not presently subject to severance tax pursuant to ss. 201.057 of the Texas Tax Code.]1/

     Section 3.2 Covenants *[and Consent].

     (a) To induce Purchaser to enter into this Supplement and to pay the Current Purchase Price/Installment Payment, Seller hereby covenants with Purchaser that Seller will perform all of its covenants and duties under the Production Payment Documents, all as fully as if they were set out in full herein.

     *(b) Insert any other covenants that may have been agreed upon.]

     Section 3.3 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that: (a) Purchaser has incurred no obligation or liability, contingent or otherwise, for broker's or finder's fees in respect of any of the matters provided for in this Supplement for which fees Seller might be liable; (b) the Purchase Agreement constitutes the legal, valid and binding act and obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws applicable to creditors' rights generally or by general principles of equity; (c) no bankruptcy or insolvency proceeding is presently pending (or, to Purchaser's best knowledge, threatened) by or against Purchaser under any applicable bankruptcy, insolvency or other similar law of any jurisdiction; (d) Purchaser has not made a general assignment for the benefit of creditors; (e) Purchaser is acquiring the Production Payment for its own account and not with any intention to transfer all or any part of the Production Payment to others in violation of the Securities Act of 1933, as amended, or any other applicable securities laws, and (f) Purchaser is a "United States person", within the meaning of Section 7701 of the Code as amended.

                           ARTICLE IV. - Miscellaneous

     Section 4.1 Ratification of Production Payment Documents. The Original Purchase Agreement as hereby supplemented and amended is hereby ratified and confirmed in all respects. The other Production Payments Documents, as they may be supplemented, amended or affected by the Current Supplement Documents, are hereby ratified and confirmed in all respects. Any reference to the Purchase Agreement in any Production Payment Document shall be deemed to refer to this Supplement also, and any reference in any Production Payment Document to any other document or instrument amended, renewed, extended or otherwise affected by any Current Supplement Document shall also refer to such Current Supplement Document. The execution, delivery and effectiveness of this Supplement and the other Current Supplement Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Grantee or Agent under the Purchase Agreement or any other Production Payment --------

1/ Update the list of Subject Wells which have qualified as being exempt from severance tax.

                               EXHIBIT F - Page 4

Document nor constitute a waiver of any provision of the Purchase Agreement or any other Production Payment Document.

     Section 4.2 Survival of Agreements. All representations, warranties, covenants and agreements of Seller herein shall survive the execution and delivery of this Supplement and the Current Conveyance Supplement and shall further survive until terminated in accordance with the Purchase Agreement.

     Section 4.3 Production Payment Documents. This Supplement and the other Current Supplement Documents are Production Payment Documents, and all provisions in the Purchase Agreement pertaining to Production Payment Documents apply hereto and thereto.

     THIS WRITTEN AGREEMENT AND THE OTHER PRODUCTION PAYMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 4.4 Governing Law. This Supplement shall be deemed a contract and instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law.

     Section 4.5 Counterparts. This Supplement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Supplement.



                               EXHIBIT F - Page 5

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                      SELLER:

                                      ABRAXAS PETROLEUM CORPORATION


                                      By:____________________________
                                      Name:
                                      Title:


                                      PURCHASER:

                                      SOUTHERN PRODUCER SERVICES, L.P.

                                      By: SC Ashwood Holdings, Inc., as general
                                          partner

                                      By:_____________________________
                                      Name:
                                      Title:


                               EXHIBIT F - Page 6

                                   SCHEDULE I
                                       TO
                          PURCHASE AGREEMENT SUPPLEMENT

                             ADDITIONAL DISCLOSURES


                     (including severance tax exempt wells)






                               EXHIBIT F - Page 7

                                    EXHIBIT A
                                       TO
                          PURCHASE AGREEMENT SUPPLEMENT

                           Additional Production Units

                                [to be provided]



                               EXHIBIT F - Page 8

                                    EXHIBIT B
                                       TO
                          PURCHASE AGREEMENT SUPPLEMENT

                        Supplement to Gas Sales Agreement





                               EXHIBIT F - Page 9

                                    EXHIBIT C
                                       TO
                          PURCHASE AGREEMENT SUPPLEMENT

                        Supplement to Oil Sales Agreement




                               EXHIBIT F - Page 10

                                    EXHIBIT G

                                    [Form of]

                              Conveyance Supplement

               _______________ SUPPLEMENT TO CONVEYANCE OF DOLLAR
                         DENOMINATED PRODUCTION PAYMENT

          THIS _______________ SUPPLEMENT TO CONVEYANCE OF DOLLAR DENOMINATED PRODUCTION PAYMENT (this "Supplement") is entered into as of ___________, ________ between ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (herein called the "Seller" or the "Working Interest Owner"), and SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership (herein called the "Purchaser" or "Production Payment Owner").

                                   WITNESSETH

          WHEREAS, on October 6, 1999, Seller executed in favor of Purchaser that certain Conveyance of Dollar Denominated Production Payment (as heretofore amended, the "Original Conveyance"), recorded as set forth in Schedule 1 hereto; all capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Conveyance.

          WHEREAS, Seller and Purchaser desire to supplement and amend the Original Conveyance in order to include additional properties more particularly described below.

                            SUPPLEMENT AND AGREEMENT:

          FOR A GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree, act and covenant as follows:

          Section 1. Effective as of 7:00 a.m. Houston, Texas time on _______________, _______ (the "Effective Time"), the Original Conveyance is amended in order to add the amount of _______________ dollars ($_______________) to the unliquidated balance of the Primary Sum, as such unliquidated balance stood as of the Effective Time.

          Section 2. Exhibit A to the Original Conveyance is hereby amended and supplemented, effective as of the Effective Time, to include at the end thereof Exhibit A hereto (herein called "Additional Exhibit A").

                               EXHIBIT G - Page 1

          Section 3. The terms "NRI Percentage," "Production Payment Hydrocarbons," "Subject Hydrocarbons," "Subject Interests," and "Subject Wells," as such terms are defined and used in the Original Conveyance are hereby amended, effective as of the Effective Time, in order to take into account and recognize the addition of Additional Exhibit A hereto to the end of Exhibit A as attached to the Original Conveyance, and all other direct or indirect references in the Original Conveyance shall likewise be considered amended in order to take into account and recognize the addition of Additional Exhibit A hereto to the end of Exhibit A as attached to the Original Conveyance.

          Section 4. All of the terms and provisions of the Original Conveyance not amended or supplemented hereby are ratified, adopted, affirmed and renewed, and remain in full force and effect for the benefit of Seller, the Purchaser and their respective successors and assigns.

          For the above-recited consideration, Seller does hereby, in order to more fully effectuate the amendments and other provisions herein contained, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Purchaser, as a production payment, a term overriding royalty interest carved out of and burdening the "Additional Subject Interests," as defined below, equal to and measured by all "Additional Production Payment Hydrocarbons," as defined below, in, under and that may be produced from (or, to the extent pooled or unitized, allocated to) the "Additional Subject Interests," with such production payment to be effective as to deliveries of Additional Production Payment Hydrocarbons as of the Effective Time and to terminate as of the Termination Time.

          TO HAVE AND TO HOLD the above-described production payment, upon and subject to the terms of the Original Conveyance, as amended hereby, unto Purchaser, and its successors and Permitted Assigns, until the Termination Time.

          As used herein, the following terms have the following meanings:

          (a) "Additional Production Payment Hydrocarbons" means the Dedication Percentage, as defined in the Original Conveyance, of the NRI Percentage (as the definition of such term is amended herein) of all Hydrocarbons in, under or that may be produced from (or, to the extent pooled or unitized, allocated to) any Additional Subject Interests.

         (b)      "Additional Subject Interests" means:

               (i) All of the leasehold interests and other property interests described in Additional Exhibit A hereto; and

               (ii) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable and whether vested or contingent) of Seller in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Additional Exhibit A (including interests in oil, gas or mineral leases to the extent the same cover such lands, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee


                               EXHIBIT G - Page 2
                    royalty interests and other interests in such oil, gas and other minerals); and

               (iii) All rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas or mineral unitization, pooling, or communitization agreements, declarations or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations or declarations, and so-called "working interest units" created under operating agreements or otherwise) relating to the properties described in subsections (i) or (ii) above in this definition.

Without limitation of the generality of the provisions of Section 3 or of the foregoing provisions of this Section 4, effective as to deliveries of Additional Production Payment Hydrocarbons as of the Effective Time, the definition of Production Payment Hydrocarbons as found in the Original Conveyance shall be amended to include all Additional Production Payment Hydrocarbons, as defined herein, the definition of Subject Interests as found in the Original Conveyance shall be amended to include all Additional Subject Interests, as defined herein; and the term "Initial Time", as found in the definition of "Subject Hydrocarbons" in the Original Conveyance, shall be deemed to read Effective Date, as such term is defined herein, but only as to Additional Production Payment Hydrocarbons from Additional Subject Interests, and the Original Conveyance is amended to so provide.

          Section 33 This Supplement may be executed in multiple counterparts, all of which are identical, [except that, to facilitate recordation, in certain counterparts hereof only those portions of Exhibit A which contain descriptions of properties located in the recording jurisdiction in which the particular counterpart is to be recorded are included. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Supplement containing the entirety of Exhibit A, have been retained by Seller and Purchaser.]

          Section 34 This Supplement shall be binding upon and shall enure to the benefit of the parties hereto, and their respective successors and assigns, and all of the covenants and agreements contained in the Original Conveyance, as amended hereby, shall be deemed to be covenants and agreements running with the lands affected thereby.

                               EXHIBIT G - Page 3

         Section 35 This Supplement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

                               EXHIBIT G - Page 4

         EXECUTED by the parties hereto on the dates set out below in their respective acknowledgments, but effective as to deliveries of Additional Production Payment Hydrocarbons as of the Effective Time.

                                                     SELLER:

                             ABRAXAS PETROLEUM CORPORATION


                             By:_____________________________
                             Name:
                             Title:

                             Address:

                             ABRAXAS PETROLEUM CORPORATION
                             500 North Loop 1604 East, Suite 100
                             San Antonio, Texas 78232
                             Attention: Robert Carington
                             Telephone:        (210) 490-4788
                             Telecopy:         (210) 490-8816


                             PURCHASER:

                             SOUTHERN PRODUCER SERVICES, L.P.

                             By:      SC Ashwood Holdings, Inc., as general
                                      partner

                                      By:__________________________________
                                      Name:
                                      Title:

                             Address:

                             1200 Smith Street
                             Two Allen Center, Suite 2890
                             Houston, Texas 77002
                             Attention:        David W. Stewart
                             Telephone:        (713) 276-1900
                             Telecopy:         (713) 276-1990


                               EXHIBIT G - Page 5

This document prepared by:

Francis R. Bradley, III, Esq.
Mayer, Brown & Platt
700 Louisiana, Suite 3600
Houston, Texas 77002



                               EXHIBIT G - Page 6

STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS           ss.

         The foregoing instrument was acknowledged before me on this _____ day of _______________, _______, by _____________________, the _____________________
of ABRAXAS PETROLEUM CORPORATION, a Nevada corporation, on behalf of such corporation.

         Witness my hand and official seal.


                                            Notary Public
                                            Residing at

My commission expires:






                               EXHIBIT G - Page 7

STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS           ss.

         The foregoing instrument was acknowledged before me on this _____ day of _______________, _______, by_______________________________, the
___________________ of SC Ashwood Holdings, Inc., as general partner for Southern Producer Services, L.P., a Delaware limited partnership, on behalf of such limited partnership.

         Witness my hand and official seal.


                                  Notary Public
                                  Residing at

My commission expires:





                               EXHIBIT G - Page 8

                                    EXHIBIT A
                                       TO
                              CONVEYANCE SUPPLEMENT


                   [To be supplied; use same format as used in
                      Exhibit A to the Original Conveyance]




                               EXHIBIT G - Page 9

                                   SCHEDULE I
                                       TO
                              CONVEYANCE SUPPLEMENT


Recording Jurisdiction                                      Book/Page*









                               EXHIBIT G - Page 10

                                    EXHIBIT H

                                    [Form of]

                               Gas Sales Agreement

                                [to be attached]





                               EXHIBIT H - Page 1

                                    EXHIBIT I

                                    [Form of]

                       Proposed Program Well Reconveyance

                        PARTIAL RELEASE AND RECONVEYANCE
                    OF DOLLAR DENOMINATED PRODUCTION PAYMENT

          THIS PARTIAL RELEASE AND RECONVEYANCE OF DOLLAR DENOMINATED PRODUCTION PAYMENT (this "Partial Reconveyance"), dated ___________, _______ to be effective as of the Effective Date, is by and between SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership (herein called "Assignor"), and ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (herein called "Assignee"). Assignor's and Assignee's addresses are set forth in Section 5(a) hereof.

          WHEREAS, pursuant to that certain Conveyance of Dollar Denominated Production Payment dated as of October 6, 1999 (the "Original Conveyance"), Assignee assigned and conveyed to Assignor certain rights and interests in certain oil and gas leases and other rights, interests and estates affecting and burdening certain lands located in the State of Texas; and

          WHEREAS, counterparts of the Original Conveyance have been recorded and filed as set forth on Schedule I attached to this Partial Reconveyance; and

          WHEREAS, Assignor desires to reassign and convey to Assignee a portion of the Production Payment (as defined in the Original Conveyance and used herein with the same meaning) INSOFAR AND ONLY INSOFAR as it affects the lands, leases, interests and properties described in Exhibit A to this Partial Reconveyance.

          In consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. (a) Grant of Production Payment. Assignor hereby grants, bargains, sells, assigns, conveys, transfers and sets over to Assignee, effective as of the Effective Date (defined below), that portion of the Production Payment INSOFAR AND ONLY INSOFAR as the Production Payment burdens and affects the lands, leases, interests and properties described in or referred to in Exhibit A attached hereto and made a part hereof for all purposes (such interests and properties collectively called the "Reassigned Properties"). To the extent this Partial Reconveyance constitutes a partial reconveyance of a portion of the Production Payment, the interest herein reconveyed shall merge with the working interest out of which the Production Payment was created, and be extinguished.


                               EXHIBIT I - Page 1

          TO HAVE AND TO HOLD the Production Payment in the Reassigned Properties, together with all and singular, all rights, privileges, options, hereditaments, and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns forever, subject to the terms, conditions, exceptions, reservations, covenants, and agreements herein set forth.

          (b) Title Warranty. Assignor hereby binds itself, its successors and assigns to warrant and forever defend the title to the Production Payment herein granted, conveyed, assigned, and transferred unto Assignee, its successors and assigns, against the lawful claims and demands of every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

     2. Reservation. Assignor excepts and reserves unto Assignor all its right, title and interest in and to the Production Payment conveyed by the Original Conveyance insofar as it affects lands, interests and properties other than the Reassigned Properties.

     IT IS EXPRESSLY UNDERSTOOD AND AGREED THIS IS A PARTIAL RELEASE AND RECONVEYANCE RELATING SOLELY TO THE REASSIGNED PROPERTIES, AND SHALL IN NO WAY RELEASE, OR OTHERWISE AFFECT OR IMPAIR, THE PRODUCTION PAYMENT INSOFAR AS IT COVERS OTHER LANDS.

     3. THE PARTIES AGREE THAT TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW, RULE OR ORDER. OTHER THAN THE COVENANTS, REPRESENTATIONS AND WARRANTIES, IF ANY, MADE AND GIVEN IN THIS PARTIAL RECONVEYANCE, (A) THIS PORTION OF THE PRODUCTION PAYMENT IS RECONVEYED AND ASSIGNED TO AND ACCEPTED BY THE ASSIGNEE WITHOUT REPRESENTATION, COVENANT OR WARRANTY OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, AND (B) ASSIGNOR HEREBY DISCLAIMS ALL REPRESENTATIONS, COVENANTS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL REPRESENTATIONS, COVENANTS AND WARRANTIES OF TITLE, EXPRESS, IMPLIED AND STATUTORY. ASSIGNEE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS HEREBY RELIEVES AND RELEASES ASSIGNOR FROM AND AGAINST ALL DAMAGES OR LOSSES WHICH MAY OCCUR IN CONNECTION WITH THIS DISCLAIMER OF WARRANTIES. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE OF THIS PARTIAL RECONVEYANCE. THIS PARTIAL RECONVEYANCE IS FURTHER MADE AND ACCEPTED UPON THE UNDERSTANDING AND AGREEMENT THAT ASSIGNEE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HAS INSPECTED THE REASSIGNED PROPERTIES AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT ALL INTERESTS CONVEYED HEREBY ARE SOLD AND ASSIGNED AND ACCEPTED BY ASSIGNEE, IN THEIR "WHERE IS, AS IS" CONDITION WITHOUT ANY WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED OR STATUTORY, OF MARKETABILITY,


                               EXHIBIT I - Page 2

QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. ASSIGNEE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS HEREBY WAIVES, RELIEVES AND RELEASES ASSIGNOR FROM AND AGAINST ALL DAMAGES OR LOSSES INCURRED OR SUFFERED FROM OR AFTER THE EFFECTIVE TIME (i) WHICH MAY OCCUR AS A RESULT OF ANY DEFAULT UNDER THE PROVISIONS OF THE PRIOR SENTENCE; AND/OR (ii) ARISING OUT OF OR IN ANY MANNER RELATED TO ANY TORT CLAIMS IN NEGLIGENCE OR STRICT LIABILITY WHICH OTHERWISE MIGHT BE ASSERTED IN CONNECTION WITH THIS TRANSACTION BUT FOR THIS EXPLICIT AND CONSPICUOUS DISCLAIMER OF LIABILITY. IN ADDITION, ASSIGNOR HAS MADE NO REPRESENTATION, COVENANT OR WARRANTY, EXPRESS OR IMPLIED OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS PREVIOUSLY OR HEREAFTER FURNISHED ASSIGNEE IN CONNECTION WITH THE PRODUCTION PAYMENT, OR CONCERNING THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PRODUCTION PAYMENT, OR THE ABILITY OF ANY WELLS TO PRODUCE HYDROCARBONS OR THE PRICES WHICH ASSIGNEE IS OR WILL BE ENTITLED TO RECEIVE FOR ANY SUCH HYDROCARBONS. ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY ASSIGNOR ARE PROVIDED ASSIGNEE AS A CONVENIENCE, AND ANY RELIANCE ON OR USE OF SUCH DATA, INFORMATION AND OTHER MATERIALS SHALL BE AT ASSIGNEE'S SOLE RISK AND WITHOUT RECOURSE TO ASSIGNOR. ASSIGNEE EXPRESSLY WAIVES THE PROVISIONS OF CHAPTER XVII, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN
SECTION 17.55A, WHICH IS NOT WAIVED), VERNON'S TEXAS CODE ANNOTATED, BUSINESS AND COMMERCE CODE.

     4. General Provisions.

          (a) Notices. All notices, communications and payments required or permitted to be given hereunder shall be delivered in conformity with Section 16 of the Original Conveyance.

          (b) Successors and Assigns. All agreements and conditions between the parties hereto shall extend to and be binding upon their respective successors and assigns.

          (c) Agreement. As of the date hereof, the Production Payment in the Reassigned Properties is no longer subject to the terms and conditions of the Original Conveyance.

          (d) Further Assurances. Assignor agrees to execute, acknowledge and deliver, as appropriate, any and all such other and additional instruments, notices, and other documents and to perform such other acts as may be necessary more fully to assure Assignee and its successors or assigns all of the rights and interests hereby granted or intended so to be and to pay upon demand all costs and expenses of the preparation, filing and/or recording thereof.


                               EXHIBIT I - Page 3

          (e) Headings. The headings of the articles and sections of this Partial Reconveyance are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Partial Reconveyance.

          (f) Unenforceable or Inapplicable Provisions. If any provision of this Partial Reconveyance is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions shall be liberally construed in order to carry out the intent of this Partial Reconveyance. The invalidity of any provision of this Partial Reconveyance in any jurisdiction shall not affect the validity and enforceability of such provision in any other jurisdiction.

          (g) Counterparts. This Partial Reconveyance may be executed in several original counterparts. To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit A hereto containing specific descriptions of certain Reassigned Properties which relate to land under the jurisdiction of offices or located in counties or parishes other than the office or county or parish in which the particular counterpart is to be filed or recorded. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

          (h) References. References made in this Partial Reconveyance, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, corporations and other persons. As used in this Partial Reconveyance "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

          (i) Choice of Law. Insofar as permitted by otherwise applicable law, this Partial Reconveyance shall be construed under and governed by the laws of the State of Texas; provided, however, that, with respect to any portion of the Reassigned Properties located outside of the State of Texas, the laws of the place where such property is located (or otherwise made applicable) shall apply to the extent, and only to the extent, necessary to permit the transfer and ownership of the Production Payment in the Reassigned Properties and permit Assignee to enforce or realize upon its rights and remedies hereunder with respect to such property.

          (j) Recording References. All recording references in Exhibit A are to the official real property records of the county or parish in which the affected land is located. The references in Exhibit A hereto to liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.

          (k) Effective Date. The transfer of the Production Payment to Assignee shall be effective as of ____________, _______, at 7:00 a.m. local time at the location of the Reassigned Properties (the "Effective Date").

          (l) Production Proceeds. All parties producing, purchasing or receiving any hydrocarbons produced from or attributable to Assignor's interest in the Production Payment in the Reassigned Properties, or having such hydrocarbons, or proceeds therefrom in their possession for

                               EXHIBIT I - Page 4
which they or others are accountable to the Assignee by virtue of the provisions of this Partial Reconveyance, are authorized and directed to treat and regard the Assignee as the assignee and transferee of the Assignor and entitled in the Assignor's place and stead to receive such hydrocarbons and all proceeds therefrom; and such parties and each of them shall be under no obligation to see to the application by the Assignee of any such proceeds or payments received by it.

          (m) Subject to Existing Matters. The Production Payment in the Reassigned Properties is conveyed subject to valid and presently subsisting encumbrances, defects, burdens, easements, servitudes, covenants and rights of way, either of record or on the ground.


                               EXHIBIT I - Page 5

          IN WITNESS WHEREOF, this Partial Reconveyance is executed on the date of the acknowledgment hereto.


                            ASSIGNOR:

                            SOUTHERN PRODUCER SERVICES, L.P.


                            By:      SC Ashwood Holdings, Inc., its general
                                     partner
Attesting Witnesses:

                            By:
                            Title:
                            Name:






                               EXHIBIT I - Page 6

                                    ASSIGNEE:

Attesting Witnesses:                         ABRAXAS PETROLEUM CORPORATION,
                                             a Texas corporation
_______________________________

_______________________________              By_____________________________
                                             Name:
                                             Title:




                               EXHIBIT I - Page 7

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                                 ACKNOWLEDGMENTS

STATE OF __________                 )
                                            )  SS.
COUNTY OF ________                  )

         The foregoing instrument was acknowledged before me on this _____ day of _______________, _______, by _____________________, the _____________________
of SC ASHWOOD HOLDINGS, INC., a Delaware corporation and general partner of SOUTHERN PRODUCER SERVICES, L.P., a Delaware limited partnership, on behalf of such limited partnership.

         Witness my hand and official seal.

                                  Notary Public
                                  Residing at

My commission expires:




                               EXHIBIT I - Page 8

                                 ACKNOWLEDGMENTS

STATE OF __________                 )
                                            )  SS.
COUNTY OF ________                  )

         The foregoing instrument was acknowledged before me on this _____ day of _______________, _______, by _____________________, the _____________________
of ABRAXAS PETROLEUM CORPORATION, a Nevada corporation, on behalf of such corporation.

         Witness my hand and official seal.


                                  Notary Public
                                  Residing at

My commission expires:






                               EXHIBIT I - Page 9

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                                  SCHEDULE I TO
    PARTIAL RELEASE AND RECONVEYANCE OF DOLLAR DENOMINATED PRODUCTION PAYMENT
                         dated ___________, _______, to
                       Abraxas Petroleum Corporation from
                        Southern Producer Services, L.P.

                               Recording Schedule


  Jurisdiction             Records           Document       File No.  File Date
|_________________|___________________|________________|____________|__________|
|_________________|___________________|________________|____________|__________|
|_________________|___________________|________________|____________|__________|
|_________________|___________________|________________|____________|__________|
|_________________|___________________|________________|____________|__________|
|_________________|___________________|________________|____________|__________|
|_________________|___________________|________________|____________|__________|
24200758.13 101899 844C 99566929

                                                        EXHIBIT I - Page 10

                                  EXHIBIT A TO
                        PARTIAL RELEASE AND RECONVEYANCE
                    OF DOLLAR DENOMINATED PRODUCTION PAYMENT
                         dated ___________, _______, to
                       Abraxas Petroleum Corporation from
                        Southern Producer Services, L.P.

                 Legal Description of the Reassigned Properties

                                [to be attached]





                               EXHIBIT I - Page 11

                                    EXHIBIT J

                              List of Subsidiaries

                           [to be provided by Seller]




                               EXHIBIT J - Page 1

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